SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                             FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                          December 28, 1995


                     Commission File Number 0-12788


                       CASEY'S GENERAL STORES, INC.
           (Exact name of registrant as specified in its charter)


          IOWA                     42-0935283
(State or other jurisdiction            (I.R.S. Employer
 of incorporation or                     Identification Number)
 organization)

                   ONE CONVENIENCE BLVD., ANKENY, IOWA
                 (Address of principal executive offices)


                                  50021
                                (Zip Code)

                              (515) 965-6100
          (Registrant's telephone number, including area code)


                                   NONE
           (Former name, former address if changed since last report)

<PAGE
ITEM 5.  OTHER EVENTS.

     On December 28, 1995, Casey's General Stores, Inc. (the "Company") issued $30,000,000 in aggregate principal amount of 7.38% Senior Notes due December 28, 2020 (the "Senior Notes"), pursuant to the terms of a Note Agreement dated as of December 1, 1995 (the "Note Agreement") by and between the Company and Principal Mutual Life Insurance Company (the "Purchaser"). The Company will apply the proceeds from the sale of the Senior Notes to fund new construction and remodeling of Company stores, including land and equipment acquisitions for Company stores.

     The Senior Notes bear interest at the rate of 7.38% per annum prior to maturity, payable semi-annually on the twenty-eighth day of June and December of each year, commencing June 28, 1996, and at maturity, and bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.38% per annum. The Senior Notes mature on December 28, 2020.

     In addition to the payment of all outstanding principal of the Senior Notes at maturity, and regardless of the amount of Senior Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on the twenty-eighth day of June and December in each year, prepayment of the principal amount of the Senior Notes in the amount of $1,428,571.43, or such lesser amount as would constitute payment in full on the Senior Notes, commencing December 28, 2010 and ending June 28, 2020, inclusive, with the remaining principal payable at maturity on December 28, 2020 (the "Required Prepayments"). Each such Required Prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

     Upon notice as provided in the Note Agreement, the Company may at any time prepay the Senior Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof (the "Optional
Prepayments").  Each Optional Prepayment shall be at a price of
(i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment
Yield (as defined in the Note Agreement) on the applicable
Determination Date (as defined in the Note Agreement), equals or exceeds the interest rate payable on or in respect of the Senior
Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield on such Determination Date is less than the interest rate payable on or in respect of the Senior Notes. The premium shall equal
(X) the aggregate present value of the amount of principal being prepaid and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting each such amount utilizing an interest factor equal to the Reinvestment Yield, less (Y) the principal amount to be prepaid. Any Optional Prepayment of less than all of the Senior
Notes outstanding shall be applied to reduce, pro rata, each of the Required Prepayments and the final payment at maturity.

     In the Note Agreement, the Company makes certain representations and warranties to the Purchaser and, while any of the Senior Notes are outstanding, agrees to comply with certain affirmative covenants addressing, among other matters, the maintenance of corporate existence, insurance, properties and records and the provision of certain financial information and reports to the Purchaser. The Company also agrees to be bound by certain negative covenants while the Senior Notes are outstanding addressing, among other matters, the net worth, indebtedness and fixed charge ratio to be maintained while the Senior Notes are outstanding, additional Liens (as defined in the Note Agreement), mergers or consolidations, sale of assets and restricted investments. Upon the occurrence of an Event of Default (which, as more fully defined in the Note Agreement, would include, among other matters, nonpayment of the principal of or interest on the Senior Notes or a breach of any of the foregoing covenants), the Purchaser may declare the entire principal amount of the Senior Notes, together with the premium described in the Note Agreement and all accrued interest, to be immediately due and payable.

     Attached hereto as Exhibit 4.4 and incorporated herein by reference is a copy of the Note Agreement between the Company and the Purchaser, and the Annexes and Exhibits thereto, as follows:
Annex I - Subsidiaries; Annex II - Existing Indebtedness of the Company; Annex III - Description of Liens; Annex IV - Schedule of Insurance; Annex V - Iowa Franchise Law Disclosure; Exhibit A - Form of 7.38% Senior Note; and Exhibit B - Statement Regarding Legal Opinions. The foregoing description of the Senior Notes is qualified in its entirety by reference to the Note Agreement and the form of Senior Note described therein.

     In conjunction with the issuance of the Senior Notes on December 28, 1995, the Company, the Purchaser and Nippon Life Insurance Company of America (together with the Purchaser, hereinafter referred to as the "Original Purchasers") also entered into a First Amendment to Note Agreement dated as of December 1, 1995 (the "First Amendment"), amending the Note Agreement dated as of February 1, 1993 (the "Original Agreement") between the Company and the Original Purchasers pursuant to which $30,000,000 in principal amount of 7.70% Senior Notes due December 15, 2004 were issued. The First Amendment corrects an ambiguity in Section 7.6 of the Original Agreement and modifies two of the investment covenants included in Section 7.7 of the Original Agreement. Attached hereto as Exhibit 4.3(a) and incorporated herein by reference is a copy of the First Amendment between the Company and the Original Purchasers. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of said First Amendment.

Item 7.   EXHIBITS.

4.3(a)    First Amendment to Note Agreement, dated as of December
          1, 1995, between Casey's General Stores, Inc., Principal Mutual
          Life Insurance Company and Nippon Life Insurance Company of
          America.

4.4       Note Agreement, dated as of December 1, 1995, between
          Casey's General Stores, Inc. and Principal Mutual Life Insurance
          Company.


                                SIGNATURE



     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         CASEY'S GENERAL STORES, INC.



Date: January 5, 1996    By:  /s/ Douglas K. Shull
                              ------------------------
                              Douglas K. Shull
                              Treasurer and Chief Financial
                              Officer

                                                              EXHIBITS

EXHIBIT        DESCRIPTION                             PAGE
4.3(a)         First Amendment to Note Agreement       6
               dated as of December 1, 1995
               between Casey's General Stores,
               Inc., Principal Mutual Life Insurance
               Company and Nippon Life Insurance
               Company of America

4.4            Note Agreement dated as of                   9
               December 1, 1995 between Casey's
               General Stores, Inc. and Principal
               Mutual Life Insurance Company

FIRST AMENDMENT TO NOTE AGREEMENT


     Reference is hereby made to that Note Agreement dated as of February 1, 1993 (the "Original Agreement"), between Casey's
General Stores, Inc. (the "Company"), Principal Mutual Life
Insurance Company and Nippon Life Insurance Company of America
(collectively, the "Purchasers").  This First Amendment to Note
Agreement is hereinafter referred to as the "First Amendment."

     WHEREAS, the Company has requested that the Purchasers agree to certain amendments to the Original Agreement in order to provide consistency with other financing documents; and

     WHEREAS, the Purchasers have agreed to grant such amendments.

     IT IS THEREFORE AGREED THAT:

     1.   DEFINITIONS.

     (a) All defined terms herein shall have the meanings assigned to such terms in the Original Agreement.

     2.   AMENDMENTS.

     (a) Section 7.6 of the Original Agreement is amended by inserting the word "Net" in the ninth line between the words
"Consolidated" and "Tangible."

     (b) Section 7.7(a) of the Original Agreement is amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

          "(a) Investments in a single issuer (other than the United States government or any agency or instrumentality thereof) shall not exceed the greater of (i) eight percent (8%) of the amount of total Investments of the Company and its Subsidiaries or (ii) $2,500,000."

     (c) Section 7.7(b) of the Original Agreement is amended by deleting such paragraph in its entirety and inserting in lieu thereof the following:

          "(b) Investments in any single money market fund permitted by paragraph (e) of the definition of Permitted
Investments shall not exceed the greater of (i) 20% of the amount of total Investments of the Company and its Subsidiaries or (ii)
$2,500,000."

     3.   REPRESENTATIONS AND WARRANTIES.

     In order to induce the Purchasers to enter into this First
Amendment to Note Agreement, the Company confirms that, except as disclosed in the Form 10-K dated April 30, 1995 and the Forms
10-Q for the quarters ending July 31, 1995 and October 31, 1995, each of the representations and warranties set forth in (a) the Original Agreement and (b) that Note Agreement dated as of December 1, 1995 between Principal Mutual Life Insurance Company and the Company (the "1995 Agreement") is true and correct as of the date hereof and that no Event of Default under the Original
Agreement (which has not been cured pursuant to amendments made hereunder) or the 1995 Agreement has occurred and is continuing.

     4.   COUNTERPARTS.

     This First Amendment to Note Agreement may be executed by the parties hereto individually, or in any combination of the parties hereto in several counterparts, all of which taken together shall constitute one and the same First Amendment to Note Agreement.

     5.   RATIFICATION AND ACKNOWLEDGMENT.

     All of the representations, warranties, provisions, covenants, terms and conditions of the Agreement shall remain unaltered and in full force and effect and, as amended hereby, the Agreement is in all respects agreed to, ratified and confirmed by the Company. The Company acknowledges and agrees that the amendments granted herein shall not be construed as establishing a course of conduct on the part of the Purchasers upon which the Company may rely at any time in the future.

     6.   REFERENCE TO AND EFFECT ON THE AGREEMENT.

     Upon the effectiveness of this First Amendment to Note
Agreement, each reference in the Original Agreement and in other documents describing or referencing this Amendment to "this
Agreement," "hereunder," "hereof," "herein," or words of like import referring to the Original Agreement, shall mean and be a reference to the Original Agreement, as amended hereby.

     Dated as of this 1st day of December, 1995.

                         CASEY'S GENERAL STORES, INC.


                           By:  /s/  Donald F. Lamberti
                                ------------------------
                           Its:  Chief Executive  Officer

                    ATTEST:


                           By: /s/  John G. Harmon
                               -------------------
                           Its:  Secretary


                         PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                           By: /s/ Jon M. Davidson
                               -------------------
                           Its:  Assistant Director-
                                 Securities Investment


                           By: /s/ Christopher J. Henderson
                               ----------------------------
                           Its:  Counsel


                         NIPPON LIFE INSURANCE COMPANY OF AMERICA


                           By: /s/ Jon M. Davidson
                               -------------------
                           Its:  Assistant Director-
                                 Securities Investment


                           By: /s/ Christopher J. Henderson
                               ----------------------------
                           Its:  Counsel










                      CASEY'S GENERAL STORES, INC.


                            NOTE AGREEMENT


                      Dated as of December 1, 1995


                     $30,000,000 Principal Amount
                         7.38% Senior Notes
                        Due December 28, 2020














                            TABLE OF CONTENTS


                                                              PAGE
SECTION 1.  DESCRIPTION OF NOTES AND COMMITMENT

          1.1  Description of Notes                           1
          1.2  Commitment; Closing Date                       1

SECTION 2.  PREPAYMENT OF NOTES

          2.1  Required Prepayments                           2
          2.2  Optional and Other Prepayments                 2
          2.3  Notice of Optional Prepayments                 3
          2.4  Surrender of Notes on Prepayment
               or Exchange                                    3
          2.5  Direct Payment                                 3
          2.6  Allocation of Payments                         4
          2.7  Payments Due on Saturdays, Sundays
               and Holidays                                   4

SECTION 3.  REPRESENTATIONS

          3.1  Representations of the Company                 4
          3.2  Representations of the Purchaser              10

SECTION 4.  CLOSING CONDITIONS

          4.1  Representations and Warranties                11
          4.2  Legal Opinions                                11
          4.3  Events of Default                             11
          4.4  Payment of Fees and Expenses                  11
          4.5  Accountants' Letter                           11
          4.6  Legality of Investment                        12
          4.7  Private Placement Number                      12
          4.8  Proceedings and Documents                     12

SECTION 5.  INTERPRETATION OF AGREEMENT

          5.1  Certain Terms Defined                         12
          5.2  Accounting Principles.                        18
          5.3  Valuation Principles                          18
          5.4  Direct or Indirect Actions                    18

SECTION 6.  AFFIRMATIVE COVENANTS

          6.1   Corporate Existence                          19
          6.2   Insurance                                    19
          6.3   Taxes, Claims for Labor and Materials        19
          6.4   Maintenance of Properties                    19
          6.5   Maintenance of Records                       19
          6.6   Financial Information and Reports            20
          6.7   Inspection of Properties and Records         22
          6.8   ERISA                                        22
          6.9   Compliance with Laws                         23
          6.10  Acquisition of and Cancellation
                of Notes                                     23
          6.11 Private Placement Number                      24

SECTION 7.  NEGATIVE COVENANTS

          7.1  Net Worth                                     24
          7.2  Funded Debt                                   24
          7.3  Fixed Charge Ratio                            24
          7.4  Liens                                         24
          7.5  Merger or Consolidation                       25
          7.6  Sale of Assets                                25
          7.7  Restricted Investments                        26
          7.8  Change in Business                            26
          7.9  Transactions with Affiliates                  26
          7.10 Consolidated Tax Returns                      26

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES THEREFOR

          8.1  Nature of Events                              26
          8.2  Remedies on Default                           28
          8.3  Annulment of Acceleration of Notes            29
          8.4  Other Remedies                                29
          8.5  Conduct No Waiver; Collection Expenses        29
          8.6  Remedies Cumulative                           30
          8.7  Notice of Default                             30

SECTION 9.  AMENDMENTS, WAIVERS AND CONSENTS

          9.1   Matters Subject to Modification              31
          9.2   Solicitation of Holders of Notes             31
          9.3   Binding Effect                               31

SECTION 10.  FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE
AND REPLACEMENT

          10.1  Form of Notes                                31
          10.2  Note Register                                31
          10.3  Issuance of New Notes upon Exchange
                or Transfer                                  31
          10.4  Replacement of Notes                         32

SECTION 11.  MISCELLANEOUS

          11.1  Expenses                                     32
          11.2  Notices                                      32
          11.3  Reproduction of Documents                    33
          11.4  Successors and Assigns                       33
          11.5  Law Governing; Consent to Jurisdiction       33
          11.6  Headings                                     33
          11.7  Counterparts                                 33
          11.8  Reliance on and Survival of Provisions       33
          11.9  Confidential Information                     33
          11.10 Integration and Severability                 34

Annex I:       Subsidiaries
Annex II:      Existing Indebtedness
Annex III:     Description of Liens
Annex IV:      Schedule of Insurance
Annex V:       Iowa Franchise Law Disclosure

Exhibit A:     Form of 7.38% Senior Note,  Due December 28, 2020
Exhibit B:     Legal Opinions

                     CASEY'S GENERAL STORES, INC.

                            NOTE AGREEMENT


                                            Dated as of December 1, 1995


To the Purchaser Named
  in Schedule I Hereto

Ladies and Gentlemen:

     CASEY'S GENERAL STORES, INC., an Iowa corporation (the
"Company"), agrees with you as follows:

SECTION 1.     DESCRIPTION OF NOTES AND COMMITMENT

     1.1 DESCRIPTION OF NOTES. The Company has authorized the issuance and sale of $30,000,000 aggregate principal amount of its Senior Notes (the "Notes"), to be dated the date of issuance, to bear interest from such date at the rate of 7.38% per annum prior to maturity, payable semi-annually on the twenty-eighth day of June and December of each year, commencing June 28, 1996, and at maturity, to bear interest on overdue principal (including any overdue required or optional prepayment), premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.38% per annum, to be expressed to mature on December 28, 2020 and to be substantially in the form attached as Exhibit A. The term "Notes" as used herein shall include each Note delivered pursuant to this Note Agreement (the
"Agreement") and each Note delivered in substitution or exchange therefor and, where applicable, shall include the singular number as well as the plural. Any reference to you in this Agreement shall in all instances be deemed to include any nominee of yours or any separate account or other person on whose behalf you are purchasing Notes.

     1.2 COMMITMENT; CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the aggregate principal amount set forth opposite your name in the attached Schedule I at a price of 100% of the principal amount thereof.

     Delivery of and payment for the Notes shall be made at the offices of Gardner, Carton & Douglas, 321 North Clark Street,
Quaker Tower, Chicago, Illinois 60610, at 9:00 a.m., Chicago
Time, on December 20, 1995, or at such later time or on such later date, not later than 5:00 p.m. Chicago Time, on December
31, 1995, as may be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). The Notes will be delivered to you in fully registered form, issued in your name or in the name of your nominee. Delivery of the Notes to you on the Closing
Date shall be against payment of the purchase price thereof in Federal Funds or other funds in U.S. dollars immediately available at the principal office of Norwest Bank Iowa, National
Association, A.B.A. No. 073000228, for deposit in the Company's
Account No. 000529. If on the Closing Date the Company shall fail to tender the Notes to you, you shall be relieved of all remaining obligations under this Agreement. Nothing in the preceding sentence shall relieve the Company of any liability occasioned by such failure to deliver the Notes.


SECTION 2.     PREPAYMENT OF NOTES

     2.1 REQUIRED PREPAYMENTS. In addition to payment of all outstanding principal of the Notes at maturity and regardless of the amount of Notes which may be outstanding from time to time, the Company shall prepay and there shall become due and payable on the twenty-eighth day of June and December in each year prepayment of the principal amount of the Notes in the amount of $1,428,571.43 hereto or such lesser amount as would constitute payment in full on the Notes, commencing December 28, 2010 and ending June 28, 2020 inclusive, with the remaining principal payable at maturity on December 28, 2020. Each such prepayment shall be at a price of 100% of the principal amount prepaid, together with interest accrued thereon to the date of prepayment.

     2.2  OPTIONAL PREPAYMENTS.  (a) Upon notice as provided in
Section 2.3, the Company may, at any time, prepay the Notes, in whole or in part, at any time, in an amount of not less than $1,000,000 or in integral multiples of $100,000 in excess thereof at the price set forth in Section 2.2(b).

     (b)  Each prepayment made pursuant to paragraph (a) of this
Section 2.2 shall be at a price of (i) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, if the Reinvestment Yield, on the applicable
Determination Date, equals or exceeds the interest rate payable on or in respect of the Notes, or (ii) 100% of the principal amount to be prepaid, plus interest accrued thereon to the date of prepayment, plus a premium, if the Reinvestment Yield, on such Determination Date, is less than the interest rate payable on or in respect of the Notes. The premium shall equal (x) the aggregate present value of the amount of principal being prepaid
(taking into account the manner of application of such prepayment required by Section 2.2(c)) and the present value of the amount of interest (exclusive of interest accrued to the date of prepayment) which would have been payable in respect of such principal absent such prepayment, determined by discounting
(semi-annually on the basis of a 360-day year composed of twelve
30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be prepaid.

     (c) Any prepayment pursuant to Section 2.2(a) of less than all of the Notes outstanding shall be applied, to reduce, pro rata, each of the prepayments and the final payment at maturity required by Section 2.1.

     (d) Except as provided in Section 2.1 and this Section 2.2, the Notes shall not be prepayable in whole or in part.

     2.3 NOTICE OF OPTIONAL PREPAYMENTS. The Company shall give notice of any optional prepayment of the Notes to each holder of the Notes not less than 30 days nor more than 60 days before the date fixed for prepayment, specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, (iii) the date as of which the premium, if any, will be calculated and (iv) the accrued interest applicable to the prepayment. Notice of optional prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date specified in such notice.

     The Company also shall give notice to each holder of the Notes by telecopy, telegram, telex or other same-day written communication, as soon as practicable but in any event not later than two business days prior to the optional prepayment date, of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of such premium.

     2.4 SURRENDER OF NOTES ON PREPAYMENT OR EXCHANGE. Subject to Section 2.5, upon any partial optional prepayment of a Note pursuant to this Section 2 or partial exchange of a Note pursuant to Section 10.3, such Note may, at the option of the holder thereof, (i) be surrendered to the Company pursuant to Section
10.3 in exchange for a new Note equal to the principal amount remaining unpaid on the surrendered Note, or (ii) be made available to the Company for notation thereon of the portion of the principal so prepaid or exchanged. In case the entire principal amount of any Note is prepaid or exchanged, such Note shall, at the written request of the Company, be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of such Note.

     2.5 DIRECT PAYMENT. Notwithstanding any other provision contained in the Notes or this Agreement, the Company will pay all sums becoming due on each Note held by you or any subsequent
Institutional Holder by wire transfer of immediately available federal funds to such account as you or such subsequent
Institutional Holder has designated in Schedule I, or as you or such subsequent Institutional Holder may otherwise designate by written notice to the Company, in each case without presentment and without notations being made thereon, except that any such Note so paid or prepaid in full shall, at the written request of the Company, be surrendered to the Company for cancellation. Any wire transfer shall identify such payment in the manner set forth in Schedule I and shall identify the payment as principal, premium, if any, and/or interest. You and any subsequent
Institutional Holder of a Note to which this Section 2.5 applies agree that, before selling or otherwise transferring any such Note, you or it will make a notation thereon of the aggregate amount of all payments of principal theretofore made and of the date to which interest has been paid.

     2.6 ALLOCATION OF PAYMENTS. If less than the entire principal amount of all the Notes outstanding is to be paid, the Company will prorate the aggregate principal amount to be paid among the outstanding Notes in proportion to the unpaid principal.

     2.7 PAYMENTS DUE ON SATURDAYS, SUNDAYS AND HOLIDAYS. In any case where the date of any required prepayment of the Notes or any interest payment date on the Notes or the date fixed for any other payment of any Note or exchange of any Note is a Saturday, Sunday or a legal holiday or a day on which banking institutions in Des Moines, Iowa are authorized by law to close, then such payment, prepayment or exchange need not be made on such date but may be made on the next preceding business day which is not a Saturday, Sunday or a legal holiday or a day on which banking institutions in Des Moines, Iowa are authorized by law to close, with the same force and effect as if made on the due date.

SECTION 3.     REPRESENTATIONS

     3.1 REPRESENTATIONS OF THE COMPANY. As an inducement to, and as part of the consideration for, your purchase of the Notes pursuant to this Agreement, the Company represents and warrants to you as follows:

     (a) CORPORATE ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa, has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into and perform the Agreement and to issue and sell the Notes as contemplated in the Agreement.

     (b) QUALIFICATION TO DO BUSINESS. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary.

     (c) SUBSIDIARIES. The Company has no Subsidiaries, as defined in Section 5.1, except those listed in Annex I, which correctly sets forth the jurisdiction of incorporation and the percentage of the outstanding Voting Stock of each Subsidiary which is owned, of record or beneficially, by the Company and/or one or more Subsidiaries. Each Subsidiary has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, materially and adversely affect the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole. A list of those jurisdictions wherein each Subsidiary is qualified to do business is set forth in Annex I. Each Subsidiary has full corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. The Company and each Subsidiary have good and marketable title to all of the shares they purport to own of the capital stock of each Subsidiary, free and clear in each case of any lien or encumbrance, and all such shares have been duly issued and are fully paid and nonassessable.

     (d) FINANCIAL STATEMENTS. The balance sheet of the Company as of April 30, 1995 and the related statements of income, shareholders' equity and cash flows for the year ended April 30, 1995, accompanied by the report and unqualified opinion of KPMG
Peat Marwick LLP, independent certified public accountants, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved
(except as otherwise noted therein) and present fairly the financial condition and results of operations and cash flows of the Company for and as of the end of such year. The unaudited balance sheets of the Company (and its Subsidiaries for the period commencing May 1, 1995) as of April 30, 1995 and October
31, 1995 and the related unaudited condensed statements of income and cash flows for the six months ended October 31, 1994 and October 31, 1995, copies of which have heretofore been delivered to you, were prepared in accordance with generally accepted accounting principles and present fairly the financial condition of the Company (and its Subsidiaries commencing May 1, 1995) as of such dates and the results of their operations and cash flows for the periods then ended, subject to customary year-end adjustments.

     (e) NO CONTINGENT LIABILITIES OR ADVERSE CHANGES. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended April 30, 1995 and in the Company's Quarterly Reports for the quarters ended July 31, 1995 and October 31, 1995, the Company and its Subsidiaries have no contingent liabilities which are material to the Company and its Subsidiaries taken as a whole other than as indicated on the financial statements described in the foregoing paragraph (d) of this Section 3.1, and since April
30, 1995 there have been no material adverse changes in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     (f) NO PENDING LITIGATION OR PROCEEDINGS. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended April 30, 1995 and in the Company's Quarterly Reports for the quarters ended July 31, 1995 and October 31, 1995, there are no actions, suits or proceedings pending or threatened against or affecting the Company and its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which might result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes.

     (g) COMPLIANCE WITH LAW. (i) Neither the Company nor any of its Subsidiaries is: (x) in default with respect to any order, writ, injunction or decree of any court to which it is a named party; or (y) except as disclosed in the Company's Annual
Report on Form 10-K for the year ended April 30, 1995 and in the Company's Quarterly Reports for the quarters ended July 31, 1995 and October 31, 1995, and in Annex V hereto, in default under any law, rule, regulation, ordinance or order relating to the businesses of the Company and its Subsidiaries (including, but not limited to, its franchise arrangements), the sanctions and penalties resulting from which defaults described in clauses (x) and (y) might have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or on the Company's ability to perform its obligations under this Agreement or the Notes.

          (ii) Neither the Company nor any Subsidiary nor any Affiliate of the Company is an entity defined as a "designated national" within the meaning of the Foreign Assets Control
Regulations, 31 C.F.R. Chapter V, or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive
Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or Order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

     (h) PENSION REFORM ACT OF 1974. Based upon the representations of the Purchaser set forth in Section 3.2, neither the purchase of the Notes by you nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended
(the "Code"), or Section 406 of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA").  The Internal Revenue
Service has issued a favorable determination letter with respect to each "employee pension benefit plan," as defined in Section 3 of ERISA, established, maintained or contributed to by the Company (except for any Plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees) (a
"Plan") that the same is qualified under Section 401(a) and related provisions of the Code and that each related trust or custodial account is exempt from taxation under Section 501(a) of the Code. All Plans of the Company and its Subsidiaries comply in all material respects with ERISA and other applicable laws.
There exist with respect to the Company and its Subsidiaries no "multi-employer plans," as defined in the Multi-employer Pension
Plan Amendments Act of 1980, for which a material withdrawal or termination liability may be incurred. There exist with respect to all Plans or trusts established or maintained by the Company and its Subsidiaries: (i) no material accumulated funding deficiency within the meaning of ERISA; (ii) no termination of any Plan or trust which would result in any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or any

"reportable event," as that term is defined in ERISA, which is likely to constitute grounds for termination of any Plan or trust by the PBGC; and (iii) no "prohibited transaction," as that term is defined in ERISA, which is likely to subject any Plan, trust or party dealing with any such Plan or trust to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

     (i)  TITLE TO PROPERTIES.  The Company and each of its
Subsidiaries has (i) good title in fee simple or its equivalent under applicable law to all the real property owned by it and
(ii) good title to all other Property owned by it, in each case free from all Liens except (x) those securing Indebtedness of the Company and each of its Subsidiaries, which are listed in the attached Annex III and (y) other Liens that would be permitted pursuant to Section 7.4.

     (j) LEASES. The Company and each Subsidiary enjoy peaceful and undisturbed possession under all leases under which the Company or any Subsidiary is a lessee or is operating. None of such leases contains any provision which might materially and adversely affect the operation or use of the property so leased.
All of such leases are valid and subsisting and the Company and its Subsidiaries are not in default with respect to any such leases.

     (k)  FRANCHISES, PATENTS, TRADEMARKS AND OTHER RIGHTS.  The
Company and its Subsidiaries have all franchises, permits, licenses and other authority necessary to carry on their businesses as now being conducted and as proposed to be conducted, and are not in default under any of such franchises, permits, licenses or other authority which are material to their business, Properties, operations or condition, financial or otherwise of the Company and its Subsidiaries taken as a whole.
The Company and its Subsidiaries own or possess all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present conduct of their businesses, without any known conflict with the rights of others which might result in any material adverse change in the business, Properties, operations or condition, financial or otherwise of the Company and its Subsidiaries taken as a whole.

     (l) FRANCHISE AGREEMENTS. Except as disclosed in the Company's Annual Report on Form 10-K for the year ended April 30,
1995 and in Annex V hereto, all franchise agreements between the Company and its Subsidiaries and their respective franchisees are valid and subsisting and the Company and its Subsidiaries are not in default under any such franchise agreements.

     (m) STATUS OF NOTES AND SALE OF NOTES. The Agreement and the Notes have been duly authorized on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in equity or at law. The sale of the Notes and compliance by the Company with all of the provisions of this Agreement and of the Notes
(i) are within the corporate powers of the Company, (ii) have been duly authorized by proper corporate action, (iii) are legal, (iv) will not violate any provisions of any law or regulation or order of any court, governmental authority or agency and (v) will not result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien on any property of the Company or its Subsidiaries under the provisions of, any charter document, by-law, loan agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which they or their Property may be bound.

     (n) NO DEFAULTS. No event has occurred and no condition exists which, upon the issuance of the Notes, would constitute an Event of Default, or with the lapse of time or the giving of notice or both would become an Event of Default, under this Agreement. The Company and its Subsidiaries are not in default under any charter document, by-law, loan agreement or other material agreement or material instrument to which the Company or any Subsidiary is a party or by which they or their Property may be bound, nor has the Company or any Subsidiary obtained at any time in the last 24 months any waivers with respect to any defaults under any loan agreements or other material agreements or instruments other than those waivers that have previously been disclosed to the Purchaser.

     (o) GOVERNMENTAL CONSENT. Neither the nature of the Company and its Subsidiaries, their businesses or Properties, nor any relationship between the Company, any Subsidiary and any other Person, nor any circumstances in connection with the offer, issue, sale or delivery of the Notes is such as to require a consent, approval or authorization of, or withholding of objection on the part of, or filing, registration or qualification with, any governmental authority on the part of the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Notes.

     (p) TAXES. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have been filed or appropriate extensions have been filed with respect thereto, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their Properties, income or franchises, which are due and payable, have been paid timely or within appropriate extension periods or are being contested in good faith by appropriate proceedings. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its books. The federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended April 30, 1991 and no controversy in respect of additional taxes due since such date is pending or to the Company's knowledge threatened. The provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for the current fiscal period.

     (q) STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding
Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

     (r)  PRIVATE OFFERING.  Neither the Company nor any
Subsidiary nor any Affiliate nor agent of the Company or any Subsidiary or any Affiliate has offered any of the Notes or any similar security of the Company or any Subsidiary for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the Purchaser, which was offered all or a portion of the Notes at private sale for investment. Neither the Company nor anyone acting on its authorization will offer the Notes or any part thereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act.

     (s) EFFECT OF OTHER INSTRUMENTS. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations under this Agreement or the Notes.

     (t) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Notes to fund new construction and remodeling of Company stores, including land and equipment acquisitions for Company stores. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange
Act, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II).
Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of Regulation
G, and none of the proceeds from the sale of the Notes will be used to purchase or carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin stock" or "margin security" in violation of Regulations G, T, U or X.

     (u) CONDITION OF PROPERTY. All of the facilities of the Company and its Subsidiaries are in sound operating condition and repair except for facilities being repaired in the ordinary course of business or facilities which individually or in the aggregate are not material to the business, properties, operations, or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     (v)  BOOKS AND RECORDS.  The Company and each of its
Subsidiaries (i) maintains books, records and accounts in reasonable detail which accurately and fairly reflect its transactions and business affairs, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorization and to permit preparation of financial statements in accordance with generally accepted accounting principles.

     (w) FULL DISCLOSURE. Neither the Company's Annual Report on Form 10-K for the year ended April 30, 1995, its Quarterly
Reports on Form 10-Q for the periods ended July 31, 1995 and October 31, 1995 and its Annual Report to Stockholders for the year ended April 30, 1995, the financial statements referred to in paragraph (d) of this Section 3.1, nor this Agreement, nor any other statement or document furnished by the Company to you in connection with the negotiation of the sale of the Notes, taken together, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact known, or which, with reasonable diligence would be known, by the Company which the Company has not disclosed to you in the aforementioned documents or in writing which has a material adverse effect on or, so far as the Company can now foresee, will have a material adverse effect on the business, Property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its undertakings under and in respect of this Agreement and the Notes.

     (x) ENVIRONMENTAL COMPLIANCE. Other than as disclosed in the Company's Annual Report on Form 10-K for the year ended April
30, 1995 and in the Company's Quarterly Reports for the quarters ended July 31, 1995 and October 31, 1995, the Company and each of its Subsidiaries (i) is in compliance in all material respects with all applicable environmental, transportation, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and (ii) has not acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with the release or storage of any toxic or hazardous waste or substance into the environment. Other than as disclosed in the Company's Annual
Report on Form 10-K for the year ended April 30, 1995 and in the Company's Quarterly Reports for the quarters ended July 31, 1995 and October 31, 1995, neither the Company nor any Subsidiary has acquired, incurred or assumed, directly or indirectly, any material contingent liability in connection with a release or other discharge of any hazardous, toxic or waste material, including petroleum, on, in, under or into the environment surrounding any property owned, used or leased by it.

     (y)  OUTSTANDING INDEBTEDNESS.  Except as set forth in Annex
II, the Company and its Subsidiaries have no outstanding
Indebtedness. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

     3.2 REPRESENTATIONS OF THE PURCHASER. As an inducement to, and as part of the Company's consideration for the sale of the Notes pursuant to this Agreement, you represent, and in entering into this Agreement the Company understands, that (i) you are an Institutional Holder, (ii) you are acquiring Notes for the purpose of investment and for your own account and not with a view to the distribution thereof; provided that the disposition of your property shall at all times be and remain within your control, subject, however, to compliance with Federal and state securities laws. You acknowledge that the Notes have not been registered under the Securities Act or the laws of any state and you understand that the Notes must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. You have been advised that the Company does not contemplate registering, and is not legally required to register, the Notes under the Securities
Act or applicable state law.

     You further represent that either: (i) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account maintained by you; or (ii) no part of the funds to be used by you to purchase the Notes will constitute assets allocated to any separate account maintained by you such that the application of such funds will constitute a prohibited transaction under Section 406 of ERISA; or (iii) all or a part of such funds will constitute assets of one or more separate accounts maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts as of the date of such purchase and the Company has advised you in writing that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plans disclosed to the Company by you as aforesaid (for the purpose of this clause
(iii), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used herein, the terms "separate account," "party-in-interest,"
"employer securities," and "employee benefit plan" have the meanings assigned to them in ERISA.


SECTION 4.     CLOSING CONDITIONS

     Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which are to be performed at or prior to the time of delivery of the Notes, and to the following conditions to be satisfied on or before the Closing Date:

     4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement or otherwise made in writing in connection herewith shall be true and correct on or as of the Closing Date and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

     4.2  LEGAL OPINIONS.  You shall have received from Gardner,
Carton & Douglas, who is acting as your special counsel in this transaction, and from Ahlers, Cooney, Dorweiler, Haynie, Smith &
Allbee, P.C., special counsel for the Company, their respective opinions, dated as of such Closing Date, in form and substance satisfactory to you and covering substantially the matters set forth or provided in the attached Exhibit B.

     4.3 EVENTS OF DEFAULT. No event shall have occurred and be continuing on the Closing Date which would constitute an Event of Default, as defined in Section 8.1, or with notice or lapse of time or both would become such an Event of Default, and the Company shall have delivered to you a certificate to such effect, dated the Closing Date and executed by the President or the chief financial officer of the Company.

     4.4 PAYMENT OF FEES AND EXPENSES. The Company shall have paid all reasonable fees, expenses, costs and charges, including the fees and expenses of your special counsel, incurred by you through the Closing Date and incident to the proceedings in connection with, and transactions contemplated by, this Agreement and the Notes.

     4.5 ACCOUNTANTS' LETTER. You shall have received a letter from the Company's independent certified public accountants acknowledging that you may rely on their opinion accompanying the audited financial statements referred to in Section 3.1(d).

     4.6 LEGALITY OF INVESTMENT. Your acquisition of the Notes shall constitute a legal investment as of the Closing Date under the laws and regulations of each jurisdiction to which you may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), and such acquisition shall not subject you to any penalty or other onerous condition in or pursuant to any such law or regulation.

     4.7 PRIVATE PLACEMENT NUMBER. A private placement number shall have been obtained from Standard & Poor's Corporation.

     4.8 PROCEEDINGS AND DOCUMENTS. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation of such transactions shall be satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings which you and they may reasonably request.


SECTION 5.     INTERPRETATION OF AGREEMENT

     5.1 CERTAIN TERMS DEFINED. The terms hereinafter set forth when used in this Agreement shall have the following meanings:

     AFFILIATE - Any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or any Subsidiary or
(iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.
The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     AGREEMENT  - As defined in Section 1.1.

     CAPITALIZED LEASE - Any lease the obligation for Rentals with respect to which, in accordance with generally accepted accounting principles, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

     CLOSING DATE - As defined in Section 1.2.

     CODE - As defined in Section 3.1(h).

     CONSOLIDATED ADJUSTED NET INCOME - For any period, the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

     (a) any gains or losses on the sale or other disposition of any Property;

     (b)  the proceeds of any life insurance policy;
     (c) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

     (d) net earnings and losses of any corporation (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such corporation prior to the date of such acquisition;

     (e) net earnings and losses of any corporation (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger;

     (f) net earnings of any business entity (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions or readily marketable securities;

     (g) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

     (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

     (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

     (j) any gain arising from the acquisition of any securities of the Company or any Subsidiary;

     (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such fiscal period or during the period consisting of the four consecutive fiscal quarters immediately following the end of such fiscal period; and

     (l)  any other extraordinary gain.

     CONSOLIDATED CURRENT LIABILITIES - The current liabilities of the Company and its Subsidiaries determined in accordance with generally accepted accounting principles.

     CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES - For any period, the sum (without duplication) of (i) Consolidated
Adjusted Net Income for such period, plus (ii) (to the extent deducted in determining Consolidated Adjusted Net Income), all provisions for any federal, state, or other income taxes made by the Company and its Subsidiaries during such period and (iii)
Consolidated Fixed Charges for such period.

     CONSOLIDATED FIXED CHARGES - Except as provided in the succeeding sentence, for any period, the sum of (i) interest expense on all Indebtedness (including the interest component of Rentals under Capitalized Leases and capitalized interest), of the Company and its Subsidiaries on a consolidated basis for such period plus (ii) Rentals of the Company and its Subsidiaries under all leases other than Capitalized Leases for such period.
For purposes of the calculation set forth in the preceding sentence, until February 1, 1996, all interest income of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles, earned during any applicable period shall reduce, on a dollar for dollar basis, the amount of interest expense described in (i) of the preceding sentence.

     CONSOLIDATED INDEBTEDNESS. All Indebtedness outstanding as of any date of the Company and its Subsidiaries on a consolidated basis.

     CONSOLIDATED NET TANGIBLE ASSETS - The total assets of the
Company and its Subsidiaries determined in accordance with generally accepted accounting principles minus (i) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and similar intangibles properly classified as "intangibles" in accordance with generally accepted accounting principles and (ii) Consolidated Current Liabilities.

     CONSOLIDATED TANGIBLE NET WORTH - Stockholders' equity of the Company and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and similar intangibles properly classified as intangibles in accordance with generally accepted accounting principles.

     CONSOLIDATED TOTAL CAPITALIZATION - The sum of (i)
Consolidated Tangible Net Worth and (ii) Consolidated
Indebtedness.

     DEFAULT - An event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     DETERMINATION DATE - The day 2 days before the date fixed for a prepayment pursuant to a notice required by Sections 2.2(b) or 2.3 or the day 2 days before the date of declaration pursuant to Section 8.2.

     ERISA - As defined in Section 3.1(h).

     EVENT OF DEFAULT - As defined in Section 8.1.

     EXCHANGE ACT - The Securities Exchange Act of 1934, as amended, and as it may be further amended from time to time.

     FUNDED DEBT - All Indebtedness owed or guaranteed which by its terms matures more than one year from its date of creation or which may be renewed or extended at the option of the obligor for more than a year from such date, whether or not theretofore renewed or extended, including current maturities of such obligations.

     GUARANTIES - All obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing or, in effect, guaranteeing any Indebtedness, dividend or other obligation, of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation,
(y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or

(iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     INDEBTEDNESS - (i) All items of borrowed money, including
Capitalized Leases, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as of the date at which Indebtedness is to be determined, plus (ii) all Guaranties (other than Guaranties of Indebtedness of the Company by a Subsidiary or of a Subsidiary by the Company), letters of credit and endorsements (other than of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business), in each case to support
Indebtedness of other Persons.

     INSTITUTIONAL HOLDER - Any bank, trust company, insurance company, pension fund, mutual fund or other similar financial institution, including, without limiting the foregoing, any "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, which is or becomes a holder of any Note.

     INVESTMENTS - All investments made, in cash or by delivery of property, directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

     LIEN - Any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the Uniform
Commercial Code of any jurisdiction in connection with any of the foregoing.

     NOTEHOLDER - Any holder of a Note.

     NOTES - As defined in Section 1.1.

     PBGC - As defined in Section 3.1(h).

     PLAN - As defined in Section 3.1(h).

     PERSON - Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PERMITTED INVESTMENTS - Any Investment consisting solely of the following:

     (a) Investments made in the ordinary course of business in Property and assets to be used in the ordinary course of business of the Company and its Subsidiaries;

     (b) Investments in direct obligations of the United States or any instrumentality or agency thereof the obligations of which are fully guaranteed by the government of the United States;

     (c) Investments in certificates of deposit and banker's acceptances issued by a bank organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term corporate debt is, at the time of acquisition thereof by the Company, accorded a rating of "A" or better by Moody's
Investors Service, Inc., or "A" or better by Standard & Poor's
Corporation;

     (d) Investments in debt securities issued by any corporation organized under the laws of the United States or any state thereof whose long-term corporate debt is, at the time of acquisition thereof, accorded a rating of "A" or better by Moody's Investors Service, Inc. or "A" or better by Standard &
Poor's Corporation;

     (e) Investments in commercial paper issued by any corporation organized under the laws of the United States or any state thereof, rated in the highest category by Moody's Investors
Service, Inc. or Standard & Poor's Corporation;

     (f) Investments in money market funds registered under the Investment Company Act of 1940 which invest in securities which, in the aggregate, have an average rating of "A" or better (or an equivalent) by Moody's Investors Services, Inc. or Standard &
Poor's Corporation;

     (g) Investments in tax-exempt municipal obligations issued by governmental entities located in the United States maturing not more than one year from the date of issue and which bear at least a "VMIG-1" by Moody's Investors Services, Inc. or "A-1" by
Standard & Poor's Corporation rating; and

     (h) Investments in tax-exempt municipal obligations issued by governmental entities located in the United States maturing more than one year from the date of issue and which bear at least a rating of "A-" or better by Moody's Investors Services, Inc. or "A-" or better by Standard & Poor's Corporation.

     PROPERTY - Any real or personal or tangible or intangible asset.

     REINVESTMENT YIELD - The sum of (i) the yield set forth on page "USD" of the Bloomberg Financial Markets Service at 11:00 a.m., Central Time on the Determination Date opposite the maturity of the U.S. Treasury Security corresponding to the Weighted Average Life to Maturity, rounded to the nearest month
(or, in the absence of availability of the Bloomberg Financial
Markets Service, the arithmetic mean of the rates, published for the 5 business days preceding the applicable Determination Date, in the weekly statistical release designated H.15 (519) (or any successor publication) of the Board of Governors of the Federal
Reserve System under the caption "U.S. Government
Securities-Treasury Constant Maturities" opposite the maturity corresponding to the Weighted Average Life to Maturity, rounded to the nearest month) of the principal amount of the Notes to be prepaid, plus (ii) .50 of 1% with respect to Notes to be prepaid pursuant to Section 2.2(a) or Notes the payment of which has been accelerated with premium pursuant to Section 8.2. If no maturity exactly corresponding to such rounded Weighted Average Life to Maturity shall appear therein, yields for the two most closely corresponding published maturities (one of which occurs prior and the other subsequent to the Weighted Average Life to Maturity) shall be calculated pursuant to the foregoing sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis (rounding in each of such relevant periods, to the nearest month).

     RENTALS - As of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by the Company or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges.
Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     RESPONSIBLE OFFICER - Any Senior Financial Officer or any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     SECURITIES ACT - The Securities Act of 1933, as amended, and as it may be further amended from time to time.

     SENIOR FINANCIAL OFFICER - The chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
     SUBSIDIARY - Any corporation of which more than 50% of the outstanding shares of Voting Stock are owned or controlled by the Company or one or more Subsidiaries.

     VOTING STOCK - Capital stock of any class of a corporation having power to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (whether or not at the time stock of any class shall have or might have special voting powers or rights by reason of the happening of any contingency).

     WEIGHTED AVERAGE LIFE TO MATURITY - As applied to any prepayment of principal of the Notes, at any date, the number of years obtained by dividing (a) the then outstanding principal amount of the Notes to be prepaid into (b) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity, or other required payment, including payment at final maturity, foregone by such prepayment by (ii) the number of years (calculated to the nearest 1/12th) which will elapse between such date and the making of such payment.

     WHOLLY-OWNED - When applied to a Subsidiary, any Subsidiary
100% of the Voting Stock of which is owned by the Company and/or its Wholly-Owned Subsidiaries.

     Terms which are defined in other Sections of this Agreement shall have the meanings specified therein.

     5.2 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles in force at the time of determination, except where such principles are inconsistent with the requirements of this Agreement.

     5.3 VALUATION PRINCIPLES. Except where indicated expressly to the contrary by the use of terms such as "fair value," "fair market value" or "market value," each asset, each liability and each capital item of any Person, and any quantity derivable by a computation involving any of such assets, liabilities or capital items, shall be taken at the net book value thereof for all purposes of this Agreement. "Net book value", with respect to any asset, liability or capital item of any Person shall mean the amount at which the same is recorded or, in accordance with generally accepted accounting principles, should have been recorded in the books of account of such Person, as reduced by any reserves which have been or, in accordance with generally accepted accounting principles, should have been set aside with respect thereto, without giving effect to any write-up, write-down or write-off, relating thereto which was made after the date of this Agreement.

     5.4 DIRECT OR INDIRECT ACTIONS. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.


SECTION 6.     AFFIRMATIVE COVENANTS

     The Company agrees that, for so long as any amount remains unpaid on any Note:

     6.1 CORPORATE EXISTENCE. The Company will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate existence and right to carry on its business and use, and cause each Subsidiary to use, its best efforts to maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Sections 7.5 or 7.6.

     6.2 INSURANCE. The Company will insure and keep insured at all times all of its properties and all of its Subsidiaries' properties which are of an insurable nature and of the character usually insured by companies operating similar properties, against loss or damage by fire and from other causes customarily insured against by companies engaged in similar businesses in such amounts as are usually insured against by such companies.
The Company also will maintain for itself and its Subsidiaries at all times with financially sound and reputable insurers adequate insurance against loss or damage from such hazards and risks to the person and property of others as are usually insured against by companies operating properties similar to the properties of the Company and its Subsidiaries. All such insurance shall be carried with financially sound and reputable insurers accorded a rating of A-XII or better by A.M. Best Company, Inc.
Notwithstanding the foregoing, the Company's self-insurance program with respect to property damage and workers compensation, as described in Annex IV hereto, shall satisfy the requirements of this Section 6.2. A summary of insurance presently in force is contained in the attached Annex IV.

     6.3 TAXES, CLAIMS FOR LABOR AND MATERIALS. The Company will pay and discharge when due, and will cause each Subsidiary to pay and discharge when due, all taxes, assessments and governmental charges or levies imposed upon it or its property or assets, or upon properties leased by it (but only to the extent required to do so by the applicable lease), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon its property or assets, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with generally accepted accounting principles.

     6.4 MAINTENANCE OF PROPERTIES. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest) in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions.

     6.5 MAINTENANCE OF RECORDS. The Company will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred with by the independent certified public accountants), and the Company will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

     6.6 FINANCIAL INFORMATION AND REPORTS. The Company will furnish to you and to any other Institutional Holder (in duplicate if you or such other holder so request), the following:

     (a) As soon as available and in any event within 60 days after the end of each of the first three quarterly accounting periods of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred with by the Company's independent certified public accountants) and certified by the chief financial officer or chief accounting officer of the Company (i) outlining the basis of presentation, and (ii) stating that the information presented in such statements presents fairly the financial condition of the Company and its Subsidiaries and the results of operations for the period, subject to customary year-end audit adjustments; provided that so long as the Company shall file a quarterly report on Form 10-Q or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (a) (except that the balance sheet need not be in comparative form), the requirements of this paragraph (a) shall be satisfied by forwarding Form 10-Q to the holder of the Notes within such 60-day period;

     (b) As soon as available and in any event within 120 days after the last day of each fiscal year a consolidated and a consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and consolidating statements of earnings, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved (except for changes disclosed in such financial statements or in the notes thereto and concurred with by independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of KPMG Peat Marwick LLP or any firm of independent public accountants of recognized national standing selected by the Company to the effect that such financial statements have been prepared in conformity with generally accepted accounting principles and present fairly, in all material respects, the financial condition of the Company and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards; provided that so long as the Company shall file an annual report on Form 10-K or any similar form with the Securities and Exchange Commission or any successor agency which contains the information set forth in this paragraph (b), the requirements of this paragraph (b) shall be satisfied by forwarding Form 10-K to the holder of the Notes within such 120-day period;

     (c) Together with the financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.6, a certificate of the chief financial officer or chief accounting officer, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that at the date of such certificate, during the periods covered by such financial reports and as of the end of such periods, the Company is not, or was not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Event of Default, or event which, with the lapse of time or the giving of notice, or both, would become an Event of Default, is occurring or has occurred as of the date of such certificate, during such periods and as of the end of such periods, or if the signer is aware of any such default, event or Event of Default, he shall disclose in such statement the nature thereof, its period of existence and what action, if any, the Company has taken or proposes to take with respect thereto, and (ii) stating whether the Company is in compliance with Sections 7.1 through
7.10 and setting forth, in sufficient detail, the information and computations required to establish whether or not the Company was in compliance with the requirements of Sections 7.1, 7.2, 7.3,
7.4 and 7.6 during the periods covered by the financial reports then being furnished and as of the end of such periods;

     (d) Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.6, a certificate of the independent certified public accountants (i) stating that in making the examination necessary for expressing an opinion on such financial statements, nothing came to their attention that caused them to believe that there is in existence or has occurred any Event of Default hereunder, or any event (the occurrence of which is ascertainable by accountants in the course of normal audit procedures) which, with the lapse of time or the giving of notice, or both, would become an Event of Default hereunder or, if such accountants shall have obtained knowledge of any such event or Event of Default, describing the nature thereof and the length of time it has existed and (ii) acknowledging that holders of the Notes may rely on their opinion on such financial statements;

     (e) Within 15 days after any vice president or internal counsel of the Company obtains knowledge thereof, notice of any litigation not fully covered by insurance or any governmental proceeding pending against the Company or any Subsidiary in which the damages sought exceed $2,000,000 or which might otherwise materially adversely affect the business, property, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;

     (f) As soon as available, copies of each financial statement, notice, report and proxy statement which the Company shall furnish to its stockholders generally; copies of each registration statement and periodic report which the Company may file with the Securities and Exchange Commission, and any other similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust
Indenture Act of 1939, as amended; copies of each report relating to the Company or its securities which the Company may file with any securities exchange on which any of the Company's securities may be registered; copies of any orders in any proceedings in which a claim exceeds $2,000,000 or in which the Company's liability may exceed $2,000,000 to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries; and, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as any holder of the Notes may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A under the Securities
Act in connection with the resale by it of the Notes;

     (g) As soon as available, a copy of each other report submitted to the Company or any Subsidiary by independent accountants retained by the Company or any Subsidiary in connection with any interim or special audit made by them of the books of the Company or any Subsidiary; and

     (h)  Such additional information as you or such other
Institutional Holder of the Notes may reasonably request concerning the Company and its Subsidiaries.

     6.7 INSPECTION OF PROPERTIES AND RECORDS. The Company will allow, and will cause each Subsidiary to allow, any representative of you or any other Institutional Holder, so long as you or such other Institutional Holder holds any Note, at your expense, to visit and inspect any of its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with its officers and its public accountants
(and upon 24 hours notice to the Company, the Company shall authorize such accountants to discuss with you or such Institutional Holder its affairs, finances and accounts), all at such reasonable times and as often as you or such Institutional
Holder may reasonably request. So long as an Event of Default or an event which, with the passage of time or the giving of notice, or both, would become an Event of Default has occurred and is continuing, the Company agrees to pay the costs of any inspections made pursuant to this Section 6.7.

     6.8 ERISA. (a) The Company agrees that all assumptions and methods used to determine the actuarial valuation, if any, of employee benefits, both vested and unvested, under any Plan of the Company or any Subsidiary, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA and other applicable laws.

     (b) The Company will not at any time permit any Plan established, maintained or contributed to by it or any Subsidiary or "affiliate" (as defined in Section 407(d)(7) of ERISA) to:

          (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

          (ii) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived;
or

          (iii) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Company or any Subsidiary pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company; if the event or condition described in clauses (i),
(ii) or (iii) above is likely to subject the Company or any Subsidiary or ERISA affiliate to a liability.

     (c)  Upon the request of you or any other Institutional
Holder, the Company will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal
Revenue Service. Copies of annual reports shall be delivered no later than 30 days after the later of the date such report has been filed with the Internal Revenue Service or the date the copy is requested.

     (d) Promptly upon the occurrence thereof, the Company will give you and each other Institutional Holder written notice of
(i) a reportable event with respect to any Plan; (ii) the institution of any steps by the Company, any Subsidiary, any ERISA affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company, any Subsidiary, or any ERISA affiliate to withdraw from any Plan;
(iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal
Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing which, in any of the events specified above, would result in any material liability of the Company or any of its Subsidiaries.

     6.9 COMPLIANCE WITH LAWS. The Company will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a material adverse effect on the business, property, operations, or condition, financial or otherwise, of the Company or such Subsidiary, and would not result in the creation of a Lien which, if incurred in the ordinary course of business, would not be permitted by Section
7.4 on any of the property of the Company or any Subsidiary;
provided, however, that the Company and its Subsidiaries shall not be required to comply with laws, rules and regulations the validity or applicability of which are being contested in good faith by the Company or, in the case of Chapter 523H of the 1995
Code of Iowa, as amended, by other parties, and by appropriate proceedings; provided that the failure to comply with such laws, rules or regulations would not have a material adverse effect on the business, properties, operations, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     6.10 ACQUISITION AND CANCELLATION OF NOTES.  (a) Neither the
Company nor any Subsidiary or Affiliate, directly or indirectly, will repurchase or offer to repurchase or offer to repurchase any Notes unless the offer is made to purchase Notes pro rata from all holders at the same time and on the same terms.

     (b) The Company will forthwith cancel any Notes in any manner or at any time acquired by the Company or any Subsidiary or Affiliate and such Notes shall not be deemed to be outstanding for any of the purposes of this Agreement or the Notes.

     6.11 PRIVATE PLACEMENT NUMBER. The Company consents to the filing of copies of this Agreement with Standard & Poor's
Corporation and the National Association of Insurance
Commissioners to obtain a private placement number.


SECTION 7.     NEGATIVE COVENANTS

     The Company agrees that, for so long as any amount remains unpaid on any Note:

     7.1 NET WORTH. The Company will not, as of the end of any fiscal quarter, permit its Consolidated Tangible Net Worth to be less than (a) $75,000,000 plus (b) 30% of Consolidated Net Income
(which for purposes of this clause (b) shall not be less than zero) after January 31, 1993.

     7.2 INDEBTEDNESS. The Company will not permit, as of the end of any fiscal quarter, Consolidated Indebtedness to exceed
65% of Consolidated Total Capitalization.

     7.3 FIXED CHARGE RATIO. The Company will not, as of the end of any fiscal quarter, permit the ratio of Consolidated
Income Available for Fixed Charges to Consolidated Fixed Charges for the twelve preceding fiscal quarters, calculated on an aggregate basis for said period, to be less than 1.5 to 1.0.

     7.4 LIENS. Neither the Company nor any Subsidiary will cause or permit or hereafter agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or subsequently acquired, to be subject to a Lien except:

     (a) Liens securing the payment of taxes, assessments or governmental charges or levies or the demands of suppliers, mechanics, repairmen, workmen, materialmen, carriers, warehousers, landlords and other like Persons, or similar statutory Liens, provided that (i) such Liens do not in the aggregate materially reduce the value of any Properties subject to the Liens or materially interfere with their use in the ordinary conduct of the Company's or any Subsidiaries business,
(ii) all claims which such Liens secure are not delinquent or are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Company;

     (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws, or
(ii) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations, in each case not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property otherwise than permitted by paragraph (e) below;

     (c) Attachment, judgment and other similar Liens arising in connection with court proceedings, provided that (i) execution and other enforcement are effectively stayed, (ii) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings and (iii) adequate reserves have been established therefor on the books of the Company, if required by generally accepted accounting principles;

     (d) Liens existing as of December 1, 1995, which Liens are set forth in Annex III hereto; and

     (e) Other Liens securing Indebtedness incurred after the date hereof; provided that the Indebtedness secured by such Liens shall not exceed the lesser of the cost or fair market value of the Property; and provided, further, that the aggregate amount of such Indebtedness secured by Liens permitted by this subparagraph
(e), shall not, in the aggregate, exceed twenty-five percent
(25%) of Consolidated Tangible Net Worth.

     7.5 MERGER OR CONSOLIDATION. The Company will not, and will not permit any Subsidiary to, merge or consolidate with any other Person, except that:

     (a) The Company may consolidate with or merge into any Person or permit any other Person to merge into it, provided that immediately after giving effect thereto,

          (i) The Company is the successor corporation or, if the Company is not the successor corporation, the successor corporation is a corporation organized under the laws of a state of the United States of America or the District of Columbia and shall expressly assume in writing the Company's obligations under the Notes and this Agreement; and

          (ii) There shall exist no Event of Default or event which, with the passage of time or giving of notice, or both, would constitute an Event of Default;

     (b) Any Subsidiary may (i) merge into the Company or another Wholly-Owned Subsidiary or (ii) sell, transfer or lease all or any part of its assets to the Company or to another
Wholly-Owned Subsidiary or (iii) merge into any Person which, as a result of such merger, concurrently becomes a Subsidiary, provided in each such instance that there shall exist no Event of Default or event which, with the passage of time or giving of Notice, or both, would constitute an Event of Default.

     7.6 SALE OF ASSETS. During any twelve month period, the Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of any assets, in one or a series of transactions, other than in the ordinary course of business, to any Person, other than to the Company or a Wholly-Owned Subsidiary (collectively a "Disposition"), if after giving effect to such Disposition, the aggregate book value of all Dispositions made during such twelve month period would exceed ten percent (10%) of Consolidated Net Tangible Assets as of the end of the immediately preceding fiscal quarter.

     7.7 RESTRICTED INVESTMENTS. The Company shall not, nor shall it permit any Subsidiary to, make any Investments except
Investments in Permitted Investments which comply with each of the following portfolio requirements:

     (a)  Investments in a single issuer (other than the United
States government or any agency or instrumentality thereof) shall not exceed the greater of (i) eight percent (8%) of the amount of total Investments of the Company and its Subsidiaries or (ii)
$2,500,000;

     (b) Investments in any single money market fund permitted by paragraph (e) of the definition of Permitted Investments shall not exceed the greater of (i) 20% of the amount of total
Investments of the Company and its Subsidiaries or (ii)
$2,500,000;

     (c) No more than 50% of total Investments of the Company and its Subsidiaries shall mature more than one year from the date of acquisition thereof; and

     (d) No more than 25% of total Investments of the Company and its Subsidiaries shall have maturities of 18 months to three
(3) years from the date of acquisition thereof.

Notwithstanding the foregoing, in the event that Investments of the Company and its Subsidiaries are less than $1,000,000 in the aggregate, the foregoing portfolio requirements as set forth in subparagraph (a) through (d) above shall not apply.

     7.8  CHANGE IN BUSINESS.  Neither the Company nor any
Subsidiary (whether now existing or hereafter acquired or organized) will engage in any business substantially different from the business presently conducted by the Company and its Subsidiaries.

     7.9 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction
(including the furnishing of goods or services) with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

     7.10 CONSOLIDATED TAX RETURNS. The Company will not file, or consent to the filing of, any consolidated Federal income tax return with any Person other than a Subsidiary, except to the extent that the Company is required under the Code to do otherwise.

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES THEREFOR

     8.1 NATURE OF EVENTS. An "Event of Default" shall exist if any one or more of the following occurs:

     (a) Default in the payment of interest on any of the Notes when due and such default shall continue for a period of three days;

     (b) Default in the payment of the principal of any of the Notes or the premium thereon, if any, at maturity, upon acceleration of maturity or at any date fixed for prepayment;

     (c) Default shall occur (i) in the payment of the principal of, premium, or interest on any other Indebtedness of the Company or its Subsidiaries, aggregating in excess of $2,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise), (ii) under any mortgage, agreement or other instrument of the Company or any Subsidiary securing such Indebtedness or under or pursuant to which such Indebtedness aggregating in excess of $2,000,000 is issued, (iii) under any leases other than Capitalized Leases of the Company or any Subsidiary, with aggregate Rentals in excess of $2,000,000 or
(iv) with respect to any combination of the foregoing involving
Indebtedness and/or Rentals aggregating in excess of $2,000,000 regardless of whether such defaults would be Events of Default hereunder, and (x) any such defaults with respect to the payment of money shall continue, unless waived, beyond the period of grace, if any, allowed with respect thereto and, (y) solely in the case of any default not involving the payment of money, the sums due thereunder shall have been accelerated and such acceleration shall not have been annulled;

     (d)  Default in the observance or performance of Sections
7.1, 7.2, 7.3, 7.5, 7.6, 7.8, 7.9 and 7.10 and Section 8.7.

     (e) Default in the observance or performance of any other covenant or provision of this Agreement which default is not remedied within 30 days after the earlier of the date (a) a Responsible Officer of the Company knew of such default or (b) on which written notice of such default is provided to the Company by any Noteholder;

     (f) Any representation or warranty made by the Company in this Agreement, or made by the Company in any written statement or certificate furnished by the Company in connection with the issuance and sale of the Notes or furnished by the Company pursuant to this Agreement, proves incorrect in any material respect as of the date of the issuance or making thereof;

     (g) Any judgments, writs or warrants of attachment or any similar processes individually or in the aggregate in excess of $2,000,000 shall be entered or filed against the Company or any Subsidiary or against any property or assets of either and remain unpaid, unvacated, unbonded or unstayed (through appeal or otherwise) for a period of 60 days after the Company or any Subsidiary receives notice thereof;

     (h)  The Company or any Subsidiary shall incur a "Distress
Termination" (as defined in Title IV of ERISA) of any Plan or any trust created thereunder which results in material liability to the PBGC, the PBGC shall institute proceedings to terminate any Plan or any trust created thereunder, or a trustee shall be appointed by a United States District Court pursuant to Section
4042(b) of ERISA to administer any Plan or any trust created thereunder; or

     (i)  The Company or any Subsidiary shall

          (i) generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

          (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code, or any similar applicable bankruptcy or insolvency law, as now or in the future amended (herein collectively called "Bankruptcy Laws"), or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

          (iii) make an assignment of all or a substantial part of its property for the benefit of its creditors;

          (iv) seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

          (v)  be finally adjudicated a bankrupt or insolvent;

          (vi) be subject to the entry of a court order, which shall not be vacated, set aside or stayed within 30 days from the date of entry, appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, or entering of an order for relief pursuant to an involuntary case, or effecting an arrangement in, bankruptcy or for a reorganization pursuant to the Bankruptcy Laws or for any other judicial modification or alteration of the rights of creditors;
or

          (vii) be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 30 days from its inception.

     8.2 REMEDIES ON DEFAULT. When any Event of Default described in paragraphs (a) through (h) of Section 8.1 has happened and is continuing, the holder or holders of at least 25% in principal amount of the Notes then outstanding may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on all Notes to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived. Notwithstanding the foregoing, when (i) any Event of Default described in paragraphs (a) or (b) of Section 8.1 has happened and is continuing, any holder may by notice to the Company declare the entire principal, together with the premium set forth below, and all interest accrued on the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived and (ii) where any Event of Default described in paragraph (i) of Section 8.1 has happened, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind.
Upon the Notes or any of them becoming due and payable as aforesaid, the Company will forthwith pay to the holders of such Notes the entire principal of and interest accrued on such Notes, plus a premium in the event that the Reinvestment Yield shall, on the Determination Date, be less than the interest rate payable on or in respect of the Notes. Such premium shall equal (x) the aggregate present value of the principal so accelerated and the aggregate present value of the interest which would have been payable in respect of such principal absent such accelerated payment, determined by discounting (semi-annually on the basis of a 360-day year composed of twelve 30-day months) each such amount utilizing an interest factor equal to the Reinvestment Yield, less (y) the principal amount to be accelerated.

     8.3  ANNULMENT OF ACCELERATION OF NOTES.  The provisions of
Section 8.2 are subject to the condition that if the principal of and accrued interest on the Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (h), inclusive, of
Section 8.1, the holder or holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument furnished to the Company, rescind and annul such declaration and the consequences thereof, provided that (i) at the time such declaration is annulled and rescinded no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement, (ii) all arrears of interest upon all the Notes and all other sums payable under the

Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 8.2) shall have been duly paid and (iii) each and every other Event of Default shall have been cured or waived; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

     8.4  OTHER REMEDIES.  Subject to the provisions of Section
8.3, if any Event of Default shall be continuing, any holder of Notes may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement, and may enforce the payment of any Note held by such holder and any of its other legal or equitable rights.

     8.5 CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of any holder of Notes, nor any delay or failure on the part of any holder of Notes to exercise any of its rights, shall operate as a waiver of such rights or otherwise prejudice such holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, or the interest on, any Note, or fails to comply with any other provision of this Agreement, the Company will pay to each holder, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the reasonable cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such holders of the Notes in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

     8.6 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to any holder of Notes under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given under this Agreement or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to any holder of Notes may be exercised from time to time and as often as may be deemed expedient by such holder, as the case may be.

     8.7 NOTICE OF DEFAULT. With respect to Events of Default or claimed defaults, the Company will give the following notices:

     (a) The Company promptly will furnish to each holder of a Note notice in writing by registered or certified mail, return receipt requested, of the occurrence of an Event of Default or a Default. Such notice shall specify the nature of such default, the period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto.

     (b) If the holder of any Note or of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice to the extent of the Company's knowledge thereof to each holder of the then outstanding Notes, describing the notice or action and the nature of the claimed default.

SECTION 9.     AMENDMENTS, WAIVERS AND CONSENTS

     9.1 MATTERS SUBJECT TO MODIFICATION. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived
(either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder or holders of at least 66-2/3% in aggregate principal amount of outstanding Notes;
provided, however, that, without the written consent of the holder or holders of all of the Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective which will (i) change the time of payment (including any required prepayment) of the principal of or the interest on any Note, (ii) reduce the principal amount thereof or the premium, if any, or reduce the rate of interest thereon, (iii) change any provision of any instrument affecting the preferences between holders of the Notes or between holders of the Notes and other creditors of the Company, or (iv) change any of the provisions of Section 8.1,
Section 8.2, Section 8.3 or this Section 9.

     For the purpose of determining whether holders of the requisite principal amount of Notes have made or concurred in any waiver, consent, approval, notice or other communication under this Agreement, Notes held in the name of, or owned beneficially by, the Company, any Subsidiary or any Affiliate thereof, shall not be deemed outstanding.

     9.2 SOLICITATION OF HOLDERS OF NOTES. The Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall concurrently be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this
Section 9 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to each holder of the then outstanding Notes.

     9.3 BINDING EFFECT. Any such amendment or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right related thereto.

SECTION 10.    FORM OF NOTES, REGISTRATION, TRANSFER, EXCHANGE
AND REPLACEMENT

     10.1 FORM OF NOTES. The Notes initially delivered under this Agreement will be in the form of two fully registered Notes in the form attached as Exhibit A. The Notes are issuable only in fully registered form and in denominations of at least $1,000,000
(or the remaining outstanding balance thereof, if less than $1,000,000).

     10.2 NOTE REGISTER. The Company shall cause to be kept at its principal office a register (the "Note Register") for the registration and transfer of the Notes. The names and addresses of the holders of Notes, the transfer thereof and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The Company may deem and treat the person in whose name a Note is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer as provided in this Section 10.

     10.3 ISSUANCE OF NEW NOTES UPON EXCHANGE OR TRANSFER. Upon surrender for exchange or registration of transfer of any Note at the office of the Company designated for notices in accordance with Section 11.2, the Company shall execute and deliver, at its expense, one or more new Notes of any authorized denominations requested by the holder of the surrendered Note, each dated the date to which interest has been paid on the Notes so surrendered
(or, if no interest has been paid, the date of such surrendered
Note), but in the same aggregate unpaid principal amount as such surrendered Note, and registered in the name of such person or persons as shall be designated in writing by such holder. Every
Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or by his attorney duly authorized in writing. The Company may condition its issuance of any new Note in connection with a transfer by any Person on compliance by the transferee with the representations required under Section 3.2, by Institutional Holders on compliance with
Section 2.5 and on the payment to the Company of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

     10.4 REPLACEMENT OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or in the event of such mutilation upon surrender and cancellation of the Note, the Company, without charge to the holder thereof, will make and deliver a new Note, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note. If any such lost, stolen or destroyed Note is owned by you or any other Institutional Holder, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.


SECTION 11.    MISCELLANEOUS

     11.1 EXPENSES. Whether or not the purchase of Notes herein contemplated shall be consummated, the Company agrees to pay directly all reasonable expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement, including, but not limited to, out-of-pocket expenses, filing fees of Standard &
Poor's Corporation in connection with obtaining a private placement number, charges and disbursements of special counsel, photocopying and printing costs and charges for shipping the Notes, adequately insured, to you at your home office or at such other address as you may designate, and all similar expenses
(including the reasonable fees and expenses of counsel) relating to any amendments, waivers or consents in connection with this Agreement or the Notes, including, but not limited to, any such amendments, waivers or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes.
The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other documentary taxes, if any, which may be payable, or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes (but not in connection with a transfer of any Notes), whether or not any Notes are then outstanding. The obligations of the Company under this Section
11.1 shall survive the retirement of the Notes.

     11.2 NOTICES. Except as otherwise expressly provided herein, all communications provided for in this Agreement shall be in writing and delivered or sent by registered or certified mail, return receipt requested, or by overnight courier (i) if to you, to the address set forth below your name in Schedule I, or to such other address as you may in writing designate, (ii) if to any other holder of the Notes, to such address as the holder may designate in writing to the Company, and (iii) if to the Company, to Casey's General Stores, Inc., One Convenience Boulevard,
Ankeny, Iowa 50021, Attention: Treasurer, or to such other address as the Company may in writing designate.

     11.3 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by you at the closing of the purchase of the Notes (except the Notes themselves), and (iii) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered or is otherwise incomplete.

     11.4 SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     11.5 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, except by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

     11.6 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11.7 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreeme nt to produce or account for more than one such counterpart or reproduction thereof permitted by Section 11.3.

11.8 RELIANCE ON AND SURVIVAL OF PROVISIONS. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant to this Agreement, whether or not in connection with a closing, (i) shall be deemed to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf and (ii) shall survive the delivery of this Agreement and the Notes.

     11.9 CONFIDENTIAL INFORMATION.  For the purposes of this
Section 11.9, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 6.6(e) that are otherwise publicly available.
You will maintain such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential
Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11.9, (iii) any other holder of any Note,
(iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein
(if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.9), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11.9), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate, (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this

Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11.9 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 11.9.

     11.10 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between you and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Note, or application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and in any Note, and any other application thereof, shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.


                              CASEY'S GENERAL STORES, INC.


                              By:  /s/  Donald F. Lamberti
                                   ------------------------
                              Title:  Chief Executive Officer

                              ATTEST:


                              By:  /s/  John G. Harmon
                                   --------------------
                              Title:  Secretary


                              PRINCIPAL MUTUAL LIFE INSURANCE
                              COMPANY

                              By:  /s/  Jon M. Davidson
                                   --------------------
                                   Title: Assistant Director-
                                          Securities Investment

                              By:  /s/  Christopher J. Henderson
                                   ----------------------------
                                  Title:  Counsel

                              SCHEDULE I

               Principal Amount of Notes to be Purchased

NAME AND ADDRESS                              PRINCIPAL AMOUNT
OF PURCHASER                                  OF NOTES

Principal Mutual Life Insurance Company       $30,000,000
711 High Street
Des Moines, Iowa  50392

All notices with respect to the Note, except with respect to payment, should be sent to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, IA  50392-0800
     Attn:     Investment Department-Securities Division
               Reference:  Bond No. 1-B-60636

All notices with respect to payments on the Note should be sent to:

     Principal Mutual Life Insurance Company
     711 High Street
     Des Moines, IA  50392-0960
     Attn:     Investment Department-Accounting & Treasury
               Reference:  Bond No. 1-B-60636

All payments with respect to the Note are to be by bank wire transfer of immediately available funds to:

          Norwest Bank Iowa, N.A.
          7th and Walnut Street
          Des Moines, Iowa  50309
          ABA No. 073-000-228
          For credit to:
          Principal Mutual Life Insurance Company
          Account #014752
          Reference:  OBI *07*S*60636@


Tax ID #42-0127290

                               ANNEX I


                     SUBSIDIARIES OF THE COMPANY



                                                            PERCENTAGE OF
                                                            VOTING STOCK
NAME OF         JURISDICTION OF    QUALIFIED TO             OWNED BY
SUBSIDIARY      INCORPORATION      DO BUSINESS IN           COMPANY
----------      ---------------    --------------           --------------

Casey's Services      Iowa         Iowa, Illinois,           100%
Company                            Missouri,
                                   Kansas, Minnesota,
                                   Wisconsin, Indiana,
                                   South Dakota,
                                   Nebraska




Casey's Marketing    Iowa          Iowa, Missouri,           100%
Company                            Wisconsin,
                                   Indiana


                                  ANNEX II


                           EXISTING INDEBTEDNESS*



PAYABLE TO                              AMOUNT
Donald Nielsen                          $75,745.81
Peoples Trust Indianola                 $3,333,333.20
Iowa State Bank                         $290,884.78
Jerry D. Stone                          $211,178.49
Unisys Finance & Leasetec Corp.         $2,096,775.32
Bank Service Department                 $19,621.35
Jetter                                  $6,166.58
Sterling                                $1,763.34
Newman                                  $5,681.12
Christenson                             $47,011.84
Douglas                                 $95,719.05
Stewart                                 $114,259.26
Nanco                                   $68,848.98
Douglas                                 $45,006.40
Carlson                                 $98,733.29
Bank Service Department                 $67,899.88
Walthal                                 $99,967.23
Walthal                                 $95,126.02
Evans                                   $93,755.58
King                                    $97,600.90
Haynes                                  $67,957.85
Haynes                                  $67,957.85
Haynes                                  $67,957.85
Edel-Gerlock                            $69,465.18
Starburst, Inc.                         $93,318.57
Starburst, Inc.                         $84,987.39
Four M. Dev.                            $92,411.02
Hamville, Inc.                          $93,413.53
Hamville, Inc.                          $87,838.81
Hamville, Inc.                          $93,413.53
Canyon Co.                              $90,627.23
Wagner                                  $103,134.39

Wagner                                  $100,269.75
Carsrud, Inc.                           $112,074.77
Carsrud, Inc.                           $112,074.77
Carsrud, Inc.                           $112,074.77
Neymeyer                                $83,156.66
Stone                                   $205,575.39
Huff                                    $131,588.17
Huff                                    $164,485.26
Huff                                    $164,485.26
Huff                                    $164,485.26
Jungman Oil                             $118,468.28
West Bend Serv                          $138,493.22
J. & V. Klemm                           $131,705.64
R. & D. Sellon                          $158,534.86
Jon Proehl                              $158,534.86
Jon Proehl                              $137,691.71
Jon Proehl                              $140,640.08
Casey's Ltd.                            $168,767.99
Casey's Ltd.                            $168,767.99
Casey's Ltd.                            $168,767.99
J. & K. Cahail                          $168,767.99
J. & K. Cahail                          $84,384.09
J. & K. Cahial                          $168,767.99
Doco Ltd.                               $164,775.01
Donald Peck                             $150,429.31
Demico Corp.                            $135,254.40
Demico Corp.                            $150,338.42
Sully Ent.                              $109,898.71
Logli                                   $120,213.03
Principal Financial                     $14,353,674.96
7.70% Senior Notes                      $27,750,000.00
Jaak, Inc.                              $97,155.06
United Missouri Bank                    $61,294.38
United Missouri Bank                    $6,562,500.00
Norwest Bank Iowa                       $2,750,000.00

                                        $63,645,657.65

*  As of November 30, 1995

                             ANNEX III


                        DESCRIPTION OF LIENS*


PAYABLE TO:                 BALANCE           PROPERTY ADDRESS
Donald Nielsen              $75,745.81        339 S. Lincoln
                                              West Point, NE  68788

Iowa State Bank             $290,884.78       110 NE 2nd Street
                                              Earlham, Iowa   50072

                                              State Street
                                              Dexter, Iowa   50070

                                              613 1st Street
                                              Redfield, Iowa   50233

Jerry D. Stone              $211,178.49       509 State Street
                                              Guthrie Center, Iowa     50115

                                              119 Spruce
                                              De Soto, Iowa   50069

                                              E. 3rd & Main
                                              Panora, Iowa   50216

Principal                   $14,353,674.96    Corporate Headquarters
Financial                   --------------    Ankeny, Iowa   50021

                            $14,931,484.04



*  As of November 30, 1995

                                ANNEX IV


                          SCHEDULE OF INSURANCE



                               SELF-INSURANCE

I.   Workers' Compensation
     - As set forth in this Annex IV, the Company self-insures its Workers' Compensation coverage for the states of Iowa, Missouri, and Kansas. Iowa has a $350,000 retention level and both Missouri and Kansas have a $275,000 retention level. Excess insurance has been purchased for each state over those retention levels.

II.  Property Coverage
     - Outside of the scheduled property locations described in this Annex IV, all Company locations are self-insured.

III. Physical Damage
     - All of the physical damage to the Company's automobile and truck fleet is self-insured.



                            INSURANCE SUMMARY


                                 Attached

                             Insurance Summary
                                 Prepared
                                   For

                       CASEY'S GENERAL STORES, INC.













                         Presented By:

                               Roger A. Hoyt, CPCU, ARM
                               Michael L. McCoy, CIC
                               Gary Nordquist, CPCU
                               Account Executives
                               LaMair-Mulock-Condon Co.
                               September 1995



This is a general description of the policies. It is not intended to replace the insurance contract. Please refer to the actual policy for contractual wording and coverage provisions.
In the event of any differences or ambiguities between the above and the policy wording, the policy wording shall prevail.

                         CASEY'S GENERAL STORES


NAMED INSUREDS

1.   Casey's General Stores, Inc.

2.   Casey's General Stores, Inc. - Construction Division and
     Consolidated Building Systems, Inc.

3.   Broadway Distributing Co., A Partnership

4.   Tri-State Stores, Ltd.

5.   Impact Stores Corp.

6.   Centurion Sales Company, Inc.

7.   Casey's Lease Plan Company, A Partnership

8.   Amended and Restated Casey's General Stores, Inc. Employee
     Profit Sharing and Stock Ownership Plan & Trust

9.   Casey's Services Company

10.  Casey's Marketing Company

11. The Named Insured includes all subsidiaries, affiliated, associated, controlled or allied companies, corporation or firms as now or hereafter constituted for which the Named Insured has responsibility for placing insurance and for which similar coverage is not otherwise more specifically provided. GL - AL - WC - Aviation - Lead UL

                      CASEY'S GENERAL STORES, INC.

                        Real & Personal Property

INSURANCE CO:  Federal Insurance Co. (Chubb)
POLICY PERIOD: 7-1-95/96

PREMISES INSURED

Per attached schudule - Retail Stores (Items 6 through 32) on schedule are subject to a $250,000 Deductible. All other retail stores are self-insured.

PROPERTY COVERED

Real & Personal Property per the attached schedule. Excludes underground tanks and their contents. Refer to policy for additional property excluded.

AMOUNT OF INSURANCE

Per attached statement of values
Blanket Loss Limit per occurrence - $31,500,000

SUB-LIMITS

Vehicle Property Damage - $4,500,000 On Premises - Loc. 1 & 2
Only
Flood - $10,000,000 Per Occurrence and Aggregate -  Loc. 1 & 2 -
        Endt. #3
Flood - $1,000,000 Per Occurrence and Aggregate - Loc. 3 Earthquake - $10,000,000 Per Occurrence and Aggregate - Loc. 1 &
        2 - Endt. #2
Earthquake - $1,000,000 Per Occurrence and Aggregate - Loc. 3 Newly Acquired Property - $1,000,000 Real Property 60 Days
        Reporting
        $   250,000 Personal Property
Unscheduled Location - $250,000 30 Days Reporting
Transit - $100,000 Per Unit/$250,000 Per Occurrence.
        $1,000 in custody salespeople or shipped by U.S. Mail - Registered Mail Only
Exhibition Floater - $100,000
Extra Expense - $1,000,000 Ankeny Only - 50% Monthly Limitation -
        Endt. #20
     $ 50,000 All Other

                     CASEY'S GENERAL STORES, INC.

Accounts Receivable - $1,000,000
Valuable Papers - $1,000,000
Builders Risk - $500,000 Any one site.  $100,000 In Transit -
     Endt. #1
     $500,000 Aggregate Per Occurrence
Debris Removal
     Scheduled Locations - 20% of Loss + Deductible + $250,000
     Maximum
     180 Day Reporting Requirement
     Unscheduled Locations - $25,000
Pollution Clean Up - $25,000 Per Occ./$50,000 Agg - 180 Day
     Reporting Requirement
Consequential Loss/Service Interruption - $50,000 Direct Damage
     -Endt #19
          $25,000 Extra Expense Inc. 1,000,000 for Loc 1 & 2* $1,500,000 Direct Damage at Loc. 1& 2
          Including Boiler & Machinery Breakdown*
Fire Department Service Charges - $10,000
Inventory or Appraisal - $10,000
International Air Shipments - $25,000

*Correction Requested

PERILS INSURED

All Risk - Subject to exclusions, terms & conditions

COINSURANCE CLAUSE

N/A

DEDUCTIBLE -ENDT. # 18

Loc. 1-5  $    10,000
Other Locations - Retail Stores    $     250,000
Flood & Earthquake  $    25,000
Transit & Exhibition Floater  $         5,000
Shipments via Registered Mail $            500
Builders Risk  $    10,000

                    CASEY'S GENERAL STORES, INC.

VALUATION

EDP Hardware - Replacement Cost
EDP Software - Reproduction Cost
Valuable Papers - Reproduction Cost
Real Property - Replacement Cost Including Building    Ordinance
    Coverage
Finished Stock - Selling Price
Personal Property of Others - Legal Liability plus your cost of labor & material
All Other - Replacement Cost

TERMS & CONDITIONS

1.   Agreed Amount Included in Form
2.   Unintentional Errors and Omissions - Included in Form
3.   90 Day Notice of Cancellation - Endt. #8
4.   Broad Form Named Insured Endorsement - Endt. #18
5.   Brands & Labels - Endt. #9
6.   Boiler & Machinery Perils Included - Endt. #11

NOTED CONDITIONS

Non-Reporting
Contractors Equipment Exclusion - Endt. #6
Liability of Motor Carrier Exclusion - Endt. #6
Warehousmen's Liability - Endt. #6
Inflatable structure and their contents excluded - Endt. #6
Underground Tanks and their contents excluded - Endt. #6
Note Vacancy Provisions - No coverage for freezing or leakage if heat is not maintained. No coverage for vandalism or theft if a burglary alarm system is not maintained.

Refer to policy for further terms, conditions, exclusions & limitations.

                     CASEY'S GENERAL STORES

LOC.   DESCRIPTION                   BUILDING       CONTENTS      STOCK
1.     One Convenience Blvd,         $15,419,753    $6,074,723    8,411,244
       Ankeny, Iowa
2.     R One Convenience Blvd,       Incl. in #1    Incl.         Incl. in #1
       Ankeny, Iowa
3.     Adam Street & Commerce Rd,    215,195        226,248       265,263
       Creston, Iowa
4.     1277-99 NE Broadway,          200,000        N/A           N/A
       Des Moines, Iowa
5.     R1277-99 NE Broadway,         Incl. in #4    N/A           N/A
       Des Moines, Iowa
* 6.   600 N. Walnut, Carroll, IA    40,000         Nil           Nil
* 7.   511 23rd Ave.,                40,000         Nil           Nil
       Council Bluffs, Iowa
* 8.   Hwy 218, Nashua, IA 50658     40,000         Nil           Nil
* 9.   902 Fairground,               40,000         Nil           Nil
       Higginsville, MO
* 10.  Hwy 137, Eddyville, IA 52553  40,000         Nil           Nil
* 12.  1011 E. Chaperal,             40,000         Nil           Nil
       Columbia, MO
* 13.  4008 W. Broadway,            129,000         Nil           Nil
       Columbia, MO
* 14.  I-44 East Bus Loop,           40,000         Nil           Nil
       Mt. Vernon, MO
* 15.  East Broadway & Walnut,       40,000         Nil           Nil
       Ashland, MO
* 16.  1430 Grant St.,               65,000         Nil           Nil
       Bettendorf, IA
* 17.  Highway 24 & B Avenue,        40,000         Nil           Nil
       Lewistown, IL
* 18.  2112 Main St.,                40,000         Nil           Nil
       Lexington, MO
* 19.  1522 S 6th St.,              126,500         Nil           Nil
       Beatrice, NE
* 20.  308 S Oak St.,               146,000         Nil           Nil
       California, MO
* 21.  301 Main St.,                146,000         Nil           Nil
       Steelville, MO
* 22.  826 Park, Sheldon, IA        121,800         Nil           Nil
* 23.  416 N Pine St., Lennox, SD   129,000         Nil           Nil
PAGE>
LOC.   DESCRIPTION                  BUILDING        CONTENTS      STOCK
* 24.  102 Loren St.,               130,000         Nil           Nil
       Washington, IL
* 25.  Main St. & Hwy 20, Alden, IA 125,000         Nil           Nil
* 26.  1325 Kearney Road,           Nil             Nil           Nil
       Excelsior Springs, MO
* 27.  410 W Main St., Richmond, MO Nil             Nil           Nil
* 28.  400 W Washington,            Nil             Nil           Nil
       Mt. Pleasant, IA
* 29.  121 Main St., Maxwell, IA    167,000         Nil           Nil
  30.  2860 NE 46th & Broadway,     350,000         Incl.         Nil
       Des Moines, IA
* 31.  Casey's Suite - Hall of Fame
       Knoxville Raceway,           Nil             $10,000       Nil
       Knoxville, IA

* 32.  4560 NE 14th St., Des Moines, IA
       Gena Lamberti Trust          600,000         Nil           Nil

     *  $250,000 DEDUCTIBLE APPLIES AT LOCATIONS #6 THROUGH #32
         (Except Loc 30 has a $10,000 ded.)

                       CASEY'S GENERAL STORES, INC.

                               Fine Arts

INSURANCE CO:   Federal Insurance Co. (Chubb)
POLICY PERIOD:   7-01-95/96   POLICY #:   50514

PREMISES INSURED

Anywhere within coverage territory.

TERRITORY

Anywhere within or in transit within & between, the continental limits of the United States of America, Hawaii, Puerto Rico and
Canada.

PROPERTY COVERED

Scheduled Fine Arts

AMOUNT OF INSURANCE

Per attached schedule

PERILS INSURED

Risk of Direct Physical Loss subject to policy terms, conditions
& exclusions.

DEDUCTIBLE

$2,500

VALUATION

Agreed Value Per Schedule

COINSURANCE

Nil

                       CASEY'S GENERAL STORES, INC.

                           Fine Arts Schedule

DESCRIPTION                             SERIAL NUMBER        VALUE
Quantum Physics                         1990                 $25,000

Casey's Trio                            1990                 $75,000

Children Playing (Bronze)                                    $75,000

Casey's Village (Jo Myers Walker)                            $25,000

Horse & Rider (Remington)                                    $5,000

Miscellaneous Fine Arts Items                                $10,000

                                              TOTAL          $215,000

                     CASEY'S GENERAL STORES, INC.

                         General Liability

INSURANCE CO:   St. Paul Fire & Marine Ins. Co.
POLICY PERIOD:   7-1-95/96

LIMITS OF LIABILITY LIMITS*
A)  Bodily Injury and Property Damage        $    750,000   Per Occurrence
B)  Personal Injury & Advertising Injury     $    750,000   Per Person
C)  Medical Payments                         $      5,000   Per Person
D)  Fire Legal                               $    750,000   Per Fire
    General Aggregate on A, B, C & D         $  2,750,000
    Products & Completed Operations
    Hazard Aggregate                         $  1,750,000

*  Limits are excess of $250,000 SIR

SELF-INSURED RETENTION
$    250,000   Each Event
$    250,000   Each Person - Advertising/Personal Injury
$  3,100,000   Aggregate Retention Combined with Auto Liability &
               Workers' Compensation
               (Adjustable based on 13.96% of W.C. Payroll -
               $22,200,831 Estimated payroll)

SIR is satisfied by damages, additional payments & legal expenses

DEFENSE COST

Right, Not Duty - Unless St. Paul believes Total Damages,
                  Additional Payments and Legal Expenses are > than $250,000 then Right and Duty.
In addition to Limits
Satisfy SIR
No Pro-Rating

                      CASEY'S GENERAL STORES, INC.

SETTLEMENT AUTHORITY

1.   Casey's Permission Required for all Settlements and Expenses
     < than $250,000 if St. Paul believes potential Total Injury &
     Damage amount will not exceed the SIR.

2.   St. Paul to consult with Casey's prior to settling any suit
     > than $250,000.

COVERAGES

     Premises Operations
     Independent Contractors
     Products & Completed Operations
**   Liquor Liability

**  Correction Requested

SPECIAL CONDITIONS

1.   General Aggregate Applies Per Location
2. Additional Insureds - Managers or Lessor's of Premises - Per attached schedule
3. Additional Insured - Described Persons or Organization - Per attached schedule
4.   Fellow Employee - Managers & Supervisors and/or Executive
     Officers - BI & PI
5.   Employment Related Practices Exclusion
6.   Engineer's Professional Liability Endorsement
7.   Knowledge of Occurrence
8.   Unintentional Failure to Disclose Hazards - Included in
     General Conditions
9.   90 Day Notice of Cancellation
10.  Contract Liability Endorsement - PI & AI
11.  Products On Your Premises
12.  Described Premises Exclusion - DMACC Store
13.  Watercraft Endorsement - Owned Watercraft < than 50'
14.  Broad Form Named Insured
15.  Amendment of Bodily Injury Definition

                    CASEY'S GENERAL STORES, INC.

16. Employees as Protected Persons
17. Volunteer Workers included as Insured Persons
18. Wrongful Delivery at Liquid Products Liability - Change ordered


PREMIUM BASIS

Composite Rating Applies -       .188/1,000   of Receipts
                            $   862,650,000   Receipts
                            $       162,178   Premium
                            $       122,524   Minimum Premium


Refer to policy for further Terms, Conditions, Exclusion &
Limitations.

                     CASEY'S GENERAL STORES, INC.

                             Automobile

INSURANCE CO:   St. Paul Fire & Marine Ins. Co.
POLICY PERIOD:   7-1-95/96

LIMITS OF LIABILITY
Bodily Injury and              $  1,000,000      Each Occurrence
Property Damage                                  Combined Single Limit

PIP                            Statutory

Medical Payments               $      2,000      Each Person

Uninsured/
Underinsured Motorist          $  1,000,000      Each Accident

Comprehensive                  No Coverage

Collision                      No Coverage

DEDUCTIBLE

1)  $250,000    Each Accident
2)  $3,100,000  Aggregate Retention Combined with General
                Liability & Workers' Compensation

3)  Adjustable based on 13.96% of W.C. Payroll - $22,200,831
    Estimated Payroll.
4)  Policy Limits are Reduced by Deductible Payments.
    Deductible Payments for Additional Payments will not
    Reduce Policy Limits.

DEFENSE COSTS

Satisfy Deductible
Provided in Addition to Limit

                   CASEY'S GENERAL STORES, INC.

SPECIAL CONDITIONS

 1)  Hired and Non-Owned Auto Coverage - No Coverage for Hired
     Auto Physical Damage
 2)  Fellow Employee Exclusion Deleted
 3)  Pollution Liability Broadened Coverage for Owned Autos
 4)  Additional Insured - UNO-Ven Company
 5)  90 Day Notice of Cancellation
*6)  Executive Officers as Insureds
*7)  Employees as Insureds
 8)  Prejudgment Interest
 9)  Knowledge of Occurrence
 10) Unintentional Failure to Disclose Hazards - Included in
     General Conditions
 11) Broad Form Named Insured
*12) Volunteers as Insureds
 13) Gas Pump Endorsement

*Correction Requested

PREMIUM BASIS

Composite Rating Applies - 170.47/Power Unit - 250 Power Units -
$42,618 Premium
Minimum Premium - $42,212

FILLINGS

Form F - Bodily Injury & Property Damage - IL, KS, MN, NE, SD, MO, IA
MSC - 90


Refer to policy for further terms, conditions, exclusions & limitations.

                       CASEY'S GENERAL STORES, INC.

                                 Crime

INSURANCE CO:    USF&G
POLICY PERIOD:   7-1-95/96         POLICY #: 20-0060-11-48-92-0

COVERAGES                             LIMIT           DEDUCTIBLE
Employee Dishonesty                   $ 1,000,000     $    2,500

Money and Securities - Inside         No Coverage

Money and Securities - Outside        No Coverage

Forgery & Alterations                 No Coverage

Computer Fraud                        No Coverage

Computer Crime                        No Coverage

Kidnap & Ransom - Extortion           No Coverage

SPECIAL CONDITIONS

1.  ERISA Compliance
2.  90 Day Notice of Cancellation
3.  Applies to Ankeny corporate headquarters only.
    Retail stores are self-insured

                       CASEY'S GENERAL STORES, INC.

                               Aviation

INSURANCE CO:   National Union Fire Ins. Co. (AIG)
POLICY PERIOD:  7-1-95/96     POLICY #:    AV322-74-93-02


I.  AIRCRAFT INSURED

1.   1983 Cessna 182RG FAA# N6188T
2.   1979 Citation 501 FAA# N2648X

II.  APPROVED PILOTS

Cessna -    Ron Lamb
            Don Lamberti (Requested - Not Yet Received)
Citation -  Thomas A. Holmer

III.  OPEN PILOT WARRANTIES

1.   Cessna  - Any Pilot with a private or commercial certificate
               & single engine land & instrument ratings having 750 logged pilot In command hrs. of which 100 hrs. are logged in aircraft having retractable landing gear & 50 hrs. are logged in a Cessna 182RG model aircraft.

2.   Citation -   Any commercial or airline transport rated
                  pilot with multi-engine and instrument rating properly certificated by the FAA having a minimum of 3,000 logged pilot in command hours, 1,500 hours of which have been in multi-engine aircraft, 500 hours in turbine powered aircraft, including not less than 100 hours in Cessna
                  Citation 501 model aircraft and has successfully completed a full motion type simulator based training school for the make and model aircraft insured.

                        CASEY'S GENERAL STORES, INC.

IV.   BODILY INJURY & PROPERTY DAMAGE LIABILITY, MEDICAL
      PAYMENTS

A)*   Limits - Bodily Injury & Property Damage -
      Including Passengers:  $10,000,000 Each Occurrence

     Medical Payments - Including Crew:  $  3,000 Each Person
                                         $12,000 Each Occurrence - Cessna
                                         $21,000 Each Occurrence - Citation

B)   Deductibles: Nil

C)   Usage - Business & Pleasure - No Hired Charters Allowed.
     Reimbursement of Expenses Permitted.

* Correction Ordered

V.  PHYSICAL DAMAGE

A.  HULL VALUE

     1.   Cessna 182RG - Self-Insured
     2.   Citation 501 - $1,475,000

B.  PERILS INSURED

     1.   All-Risk, Not in Motion

C.  VALUATION

     1. Partial loss - Cost to repair with material of like kind & quality. Excluding overtime labor plus the cost of the least expensive means of transporting the replacement parts.

     2.   Total loss - The Insured Hull Value

                        CASEY'S GENERAL STORES, INC.

D.  COINSURANCE

     Nil

E.  DEDUCTIBLE

     $500 - Nil

F.  NON-OWNED PHYSICAL DAMAGE

     Not Included

V.  ENDORSEMENTS                     BROAD COVERAGE ENDT

*    Non-Owned Liability             Territory - Western Hemisphere -
     Employees as Insureds Premises  excl. Cuba -
                                     Premises Liability
*    Fellow Employee                 Baggage - 5,000 - Excl. Charter/Air
                                     Taxi
*    Contractual Liability           Hangors - 100,000
*    Foreign Coverage                Products
*    Personal Injury                 S & R - 25,000
*    Guest Voluntary Settlement      Foam - 2,500
*    Breach of Warranty              Auto Inc. Hull - 25%, 2,000,000 max.
*    Waiver of Subrogation                            30 day notice
     Broad Form Named Insured        Airworthiness Cert. Excl. deleted
     60 Day Notice of Cancellation   Unearned Premium & Physical Damage
*    Time Element                             Total Loss
                                     Excl. Charter/ Air Taxi
*    Corrections Requested

Refer to policy for further terms, conditions, exclusions & limitations.

                      CASEY'S GENERAL STORES, INC.

                         Workers' Compensation

INSURANCE CO:    St. Paul Fire & Marine Ins. Co.
POLICY PERIOD:  7-1-95/96

COVERAGE A

Statutory - In the states of IL, MN, NE, & SD

COVERAGE B - EMPLOYER'S LIABILITY

$    1,000,000   Each Accident
$    1,000,000   Disease - Policy Limit
$    1,000,000   Disease - Each Employee

EXPERIENCE MODIFICATION

1.87 - Preliminary

ENDORSEMENTS

Foreign Coverage Endorsement
Notification of Change in Ownership Endorsement
USL&HW
Voluntary Comp.
FELA
Broad Form Named Insured Endorsement
90 Days Notice of Cancellation
Ohio Employers Liability Endorsement
Stop Gap Employers Liability - NV, ND, WA, WV, WY & OH
Knowledge of Occurrence
Deletion of Employers Liability Exclusion for membert of Flying
Crew

PREMIUM BASIS

Per the attached schedule

                         CASEY'S GENERAL STORES, INC.

DEDUCTIBLE

$  500,000     Each Occurrence
$  500,000     Each Claim for Disease
$3,100,000     Aggregate Retention Combined with Auto Liability &
               General Liability (Adjustable based on 13.96% of W.C.
               Payroll - 22,200,831 Estimated payroll)

Deductible is applicable to Claim Settlement & Allocated Loss
Adjustment Expense.


Refer to policy for further terms, conditions, exclusions & limitations.

                     CASEY'S GENERAL STORES, INC.

                    Workers' Compensation Schedule

CLASSIFICATION                      CLASS CODE     PAYROLL
       Illinois

Electric Wiring -
Within Building & Drivers           5190           $     200,210

Contractor-Executive Supervisor
Construction Superintendant         5606           $     184,309

Drivers, Chauffeurs and their
Helpers Noc                         7380           $     490,900

Grocery Dealer - Retail & D         8006           $  14,900,904

Salespersons - Outside              8742           $     810,658


      Minnesota

Electric Wiring - Within Building
& Drivers                           5190           $      35,423

Drivers, Chaufeurs and their
Helpers Noc                         7380           $      34,900

Grocery Dealer - Retail & D         8006           $   1,725,623

Salespersons - Outside              8742           $     125,090


      Nebraska

Drivers, Chaufeurs and their
Helpers Noc                         7380           $      55,000

Grocery Dealer - Retail & D         8006           $   2,001,024

Salespersons - Outside              8742           $      99,604

                      CASEY'S GENERAL STORES, INC.

                 Workers' Compensation Schedule (con't)


CLASSIFICATION                      CLASS CODE     PAYROLL

      South Dakota

Electric Wiring - Within Building
& Drivers                           5190           $    43,942

Grocery Dealer - Retail & D         8006           $ 1,320,620

Salespersons - Outside              8742           $   172,624

                      CASEY'S GENERAL STORES, INC.

                     Excess Workers' Compensation

INSURANCE CO:    National Union Fire Ins. Co.
POLICY PERIOD:    7-1-95/96   POLICY #: 415 66 67

LIMITS OF LIABILITY

Workers' Compensation -  Statutory
Employers' Liability -   $1,000,000    Each Accident
                         $1,000,000    Policy Aggregate - Disease
                         (Including Defense Costs)

SELF-INSURED RETENTION

Specific Excess -   Iowa -    Each Accident       $350,000
                    Disease - Each Employee       $350,000
                    KS/MO -   Each Accident       $275,000
                    Disease - Each Employee       $275,000

Aggregate Excess - Not Applicable - No Aggregate Coverage

RATE

0.100/100 of payroll, Minimum Premium - $58,000

STATES INSURED

IA, KS, & MO

OTHER STATES COVERAGE

No Coverage

USL&HW

No Coverage

OTHER FEDERAL ACTS

No Coverage

                       CASEY'S GENERAL STORES, INC.

VOLUNTARY COMPENSATION

Coverage Included

DEFENSE COST

1.   Right, not Duty to Defend
2.   Defense cost satisfy retention & are included within limits
3.   Defense cost includes Allocated Loss Adjustment Expense.

CLAIM REPORTING REQUIREMENTS

50% of SIR or Scheduled Injury

PAYMENT BASIS

Indemnity

AIRCRAFT COVERAGE

Limited to scheduled aircraft only:
*  1987 Piper Malibu
   1983 Cessna 182RG
   1979 Citation 501
60 Day Notice Required for Newly Acquired Aircraft.

* Deletion of the Malibu requested not yet received

CANCELLATION

90 Days Notice

NOTED CONDITIONS

Refer to policy for further terms, conditions, exclusions & limitations.

                     CASEY'S GENERAL STORES, INC.

                       Lead Umbrella Liability

INSURANCE CO:    National Union Fire Ins. Co.
POLICY PERIOD:  7-1-95/96     POLICY #:    BE309-41-73

LIMITS OF LIABILITY
     $    25,000,000     Each Occurrence
          25,000,000     P/CO Aggregate
          25,000,000     General Aggregate - Not incl. Auto Liab.

RETENTION LIMIT

$10,000

RATE

Flat Charge

SPECIAL CONDITIONS

Pollution Exclusion
Cross Suits Endorsement
MCS 90 Endorsement
90 Day Notice of Cancellation
Broad Form Named Insured


Refer to policy for further terms, conditions, exclusions & limitations.

                         CASEY'S GENERAL STORES, INC.

                           Lead Umbrella Liability

                         * Required Underlying Limits

AUTO LIABILITY
                           $    1,000,000      CSL

GENERAL LIABILITY

Each Occurrence:                  750,000      X/S  250,000 SIR
PI & AI:                          750,000      X/S  250,000 SIR
P. & CO. Aggregate:             1,750,000      X/S  250,000 SIR
General Aggregate:              2,750,000      X/S  250,000 SIR
Liquor Liability:                 750,000      X/S  250,000 SIR

EMPLOYERS LIABILITY

IL, MN, NE & SD
Each Accident:                  1,000,000
Disease - Each Employee:        1,000,000
Disease - Policy Aggregate:     1,000,000

* EMPLOYERS LIABILITY

IA, KS, MO
Each Accident:                  1,000,000
Disease - Policy Aggregate:     1,000,000

AVIATION LIABILITY

Each Occurrence:               10,000,000       CSL

* Correction requested

                     CASEY'S GENERAL STORES, INC.

                      Excess Umbrella Liability

INSURANCE CO:  Cincinnati Insurance Co.
POLICY PERIOD: 7-1-95/96      POLICY #: EXL 4383722

LIMITS OF LIABILITY

     $    25,000,000     Each Occurrence
     $    25,000,000     Aggregate - As defined by the Lead
Umbrella Policy

REQUIRED UNDERLYING LIMITS OF LIABILITY

Lead Umbrella Liability  $    25,000,000   Per Occurrence
                         $    25,000,000   Annual Aggregate

RATE

Flat Charge

SPECIAL CONDITIONS

  1. Absolute Pollution Exclusion
* 2. 90 Day Notice of Cancellation

Refer to policy for further terms, conditions, exclusions & limitations.


* Correction Requested

                     CASEY'S GENERAL STORES, INC.

                         Fiduciary Liability

INSURANCE CO:  Cincinnati Ins. Co.
POLICY PERIOD: 10-1-93/96

NAMED INSURED

1.   Sole Sponsor of Designated Plan's
2. Past, present or future directors, officers or employees of the sole sponsor while acting as fiduciary
3.   Estates, heirs and legal reprsentatives of #2 above

LIMITS OF LIABILITY

1.   Trustee & Fiduciary Liability - $5,000,000 per claim & aggregate
2.   Employee Benefit Liability - Included

SIR/DEDUCTIBLE

- 0 -

DESIGNATED PLANS

1.   Casey's General Stores, Inc. 401K Plan
2.   Casey's General Stores, Inc. Employee Stock Ownership Plan - ESOP
3.   Casey's General Stores, Inc. Group Health Insurance Plan
4.   Casey's General Stores, Inc. Company Paid $10,000 Term Life
     Insurance Plan
5.   Casey's General Stores, Inc. Company Paid $50,000 Term Life
     Insurance Plan
6.   Casey's General Stores, Inc. Company Flexible Spending Program
7.   Casey's General Stores, Inc. Company Long Term Disability Plan

RETROACTIVE DATE

Not Applicable. Excludes Wrongful Acts committed prior to policy inception date of which the insureds have knowledge.

DISCOVERY PERIOD

12 months - 30% additional premium - Insurers cancellation or non-renewal.

                     CASEY'S GENERAL STORES, INC.

OMNIBUS ENDORSEMENT

Not included. Includes all future plans subject to 60 day written notice.

NON-PECUNIARY DAMAGES

Silent

WAIVER OF RECOURSE

Silent

DEFENSE COST

Included within Limits
Right not Duty

SPECIAL CONDITIONS

Financial Review Endorsement
20% Civil Penalty Endorsement
90 Day Notice of Cancellation
30 Day Notice Required - Reporting of Claims
Discovery Period Included
Non-Imputation - Exclusions Only
Amendatory Endorsement - Bill Walljasper as Ins. rep.


Refer to policy for further terms, conditions, exclusions & limitations.

                    CASEY'S GENERAL STORES, INC.

                    Directors & Officers Liability

INSURANCE CO:    Cincinnati Ins. Co.
POLICY PERIOD:   10-1-95/96

NAMED INSURED

1.   Casey's General Stores, Inc.
2. All subsidiaries of which Casey's owns in excess of 50% of the stock.
3.   Newly Acquired/Created Subsidiaries - 60 Day Notice
4.   Past, current & future Directors & Officers of the above.

LIMITS OF LIABILITY

1.   Directors & Officers Liability - $10,000,000 Per Claim &
     Aggregate
2.   Company Reimbursement - Included

RETENTION

Per Director or Officer - 0 per loss
Maximum all Directors or Officers - 0 aggregate
Corporate Reimbursement - $100,000 per loss

COINSURANCE

None

RETROACTIVE DATE

None - Application warrants no known claims - excepting specific matter exclusion.

DISCOVERY PERIOD

90 Days - 30% additional premium - Insurer cancellation or non-renewal

DEFENSE COST

Included within Limits
Right vs. Duty

                     CASEY'S GENERAL STORES, INC.

                Directors & Officers Liability (con't)

SPECIAL CONDITIONS

1.   ERISA Exclusion
2.   Failure to Maintain Insurance Exclusion
3.   Insured vs. Insured Exclusion - Exception for Wrongful Discharge
4.   Specific Matter Exclusion
5.   Additional Insureds - Bill Walljasper, Doug Beech, Eli
     Wirtz, Sam Billmeyer and Julie Jackowski
6.   90 Day Notice of Cancellation
7.   Pollution Exclusion - Absolute

Refer to policy for further terms, conditions, exclusions & limitations.

                      CASEY'S GENERAL STORES, INC.

                    Schedule of Additional Insureds

          Additional Insured - Managers or Lessors of Premises


1)   Jerry D. Stone
     Route 1 - Box 109
     Earlham, IA 50072


2)   Richard and/or Dorothy Sellon
     1941 South 21st Street
     Rogers, AR 72756


3)   J & B Stores, Inc.

                    CASEY'S GENERAL STORES, INC.

                  Schedule of Additional Insureds

          Additional Insured - Designated Person or Organization

1)   Clark Oil & Refining              2)   Clark Oil & Refining Corp.
     P.O. Box 81                            8182 Maryland Avenue
     Hartford, IL 62048                     St. Louis, MO 63105-3721

3)   Clark Oil & Refining              4)   Edward L. Huss
     7022 S. Silco Lane                     304 Sugar Creek Cr.
     Bartonville, IL 61607                  Perry, IA 50220

5)   J & B Stores, Inc.                6)   John E. Proehl, Inc.
     5238 NW 2nd Avenue                     P.O. Box 215
     Des Moines, IA 50313                   Westbrook, MN 56183

7)   M D Haynes 83 Revocable Trust     8)   Martin Oil
     D K Haynes 83 Revocable Trust          Marketing Ltd.
     4202 Arizona Circle                    P.O. Box 298
     Ames, IA 50010                         Blue Island, IL 60406

9)   Sinclair Oil Corporation          10)  Jerry D. Stone
     3401 Fairbanks Avenue                  300 Walnut - #158
     P.O. Box 6247                          Des Moines, IA 50309-2243
     Kansas City, MO 66106

11)  The UNO-VEN Co. an IL General     12)  Western Petroleum Company
     Partnership                            9531 West 78th Street
     3850 W. Wilke Road                     Eden Prairie, MN 55344
     Arlington Heights, IL 60004

13)  City of Ames                      14)  City of Columbia
     Ames, IA 50010                         701 East Broadway
                                            Columbia, MO 65201

                     CASEY'S GENERAL STORES, INC.

                Schedule of Additional Insureds (con't)

           Additional Insured - Designated Person or Organization


15)  City of Greenville                16)  City of Taylorville
     Municipal Corp                         Office of City Clerk
     % Tom Mier - City Attorney             115 North Main
     315 West College Avenue                Taylorville, IL 62568

17)  Koch Refining Company             18)  Village of Tampico
     4100 Elm Street                        104 W. Market Street
     Bettendorf, IA 52722-6429              Tampico, IL 61283-0217

19)  Don Peck                          20)  Westinghouse Credit Corp.

21)  Sinclair Oil Terminal
     Box 1446
     Fort Madison, IA 52627

                       CASEY'S GENERAL STORES, INC.

                     Schedule of Additional Insureds

                       Additional Insured - Lessor

1)   Effingham Truck Sales, Inc.         All Leased or Rented Vehicles
     Box 840
     Effingham, IL 62401

2)   Gelco Truck Leasing                 All Hired, Borrowed or Leased
     Gelco & Subsidiaries                Vehicles
     P.O. Box 1044
     Chesterfield, MO 63006-1044

3)   National Lease of KS City,          All Hired, Borrowed or Leased
     Inc.                                Vehicles
     P.O. Box 2346
     Kansas City, KS 66110

4)   Ruan Leasing                        All Hired, Borrowed or Leased
     1800 East 18th                      Vehicles
     Des Moines, IA 50316

5)   Ruan Leasing Company                All Hired, Borrowed or Leased
     706 West Tampa                      Vehicles
     Springfield, MO 65802

6)   Ryder Commercial Leasing            All Hired, Borrowed or Leased
     & Service                           Vehicles
     P.O. Box 419585
     Kansas City, MO 64141

7)   Ryder Tryck Rental                  All Hired, Borrowed or Leased
     P.O. Box 419585                     Vehicles
     Kansas City, MO 64141

8)   Stepco Leasing, Ltd.                All Hired, Borrowed or Leased
     22570 W. Hwy 60
     Grayslake, IL 60030

                         CASEY'S GENERAL STORES, INC.

                    Schedule of Additional Insureds (con't)

                          Additional Insured - Lessor


9)   Transport International Pool        All Hired, Borrowed or Leased
     465 N.E. 45th Place                 Vehicles
     Des Moines, IA 50313

10)  The UNO-VEN Co.                     All Hired, Borrowed or Leased
      an IL General                      Vehicles
      Partnership
      3850 West Wilke Road
      Arlington Heights, IL 60004

11)  Leasetec Corporation                Equipment and All Hired, Borrowed
     1401 Pearl Street                   or Leased Vehicles
     Boulder, CO 80302

12)  Ryder Truck Rental, Inc.            All Hired, Borrowed or Leased
     2001 Eagle Road                     Vehicles
     Normal, IL 61761

                             ANNEX V

                 IOWA FRANCHISE LAW DISCLOSURE


     During the 1992 legislative session, the Iowa General Assembly enacted legislation relating to franchise agreements and their enforcement and establishing certain duties and limitations on franchisors. The legislation, currently set forth in Chapter 523H, Code of Iowa, 1995, as amended ("Chapter 523H"), became effective on July 1, 1992, and purports to apply to all new or existing franchises that are operated in the State of Iowa after the effective date, including those of the Company. Subsequent judicial rulings in cases brought by other Iowa franchisors have held, however, that Chapter 523H does not apply to any franchises entered into prior to its July 1, 1992 effective date.

     As of December 1, 1995, the Company was a party to 89 franchise agreements entered into with respect to Casey's stores being owned and operated by franchisees in the State of Iowa. Of that number, only 2 of the franchise agreements were entered into following the effective date of Chapter 523H (the "Covered Franchises"); the remainder were all entered into prior to July
1, 1992.   Certain provisions of the Covered Franchises conflict
with the provisions of Chapter 523H. As such, certain contractual provisions of the Covered Franchises, including those relating to transfer, termination or non-renewal and encroachment, may not be valid or enforceable under Chapter 523H.

     1. Chapter 523H includes the following provisions, among others, regarding the transfer of a franchise:

     a. A franchisee may transfer a franchise business, provided that the transferee satisfies the reasonable current qualifications of the franchisor for new franchisees. A reasonable current qualification for a new franchisee is a qualification ba se d upon a legitimate business reason. If the proposed transferee does not meet the reasonable current qualifications of the franchisor, the franchiser may refuse to permit the transfer, provided that the refusal of the franchisor to consent to the transfer is not arbitrary or capricious.

     b. A franchisee may transfer the franchisee's interest in a franchise, for the unexpired term of the franchise agreement, and a franchisor shall not require the franchisee or the transferee to enter into a new or different franchise agreement as a condition of the transfer.

     c. A franchisor shall not transfer its interest in a franchise unless the franchisor makes reasonable provision for the performance of the franchisor's obligations under the franchise agreement by the transferee.

     d. A franchisor, after a transfer of a franchise, shall not seek to enforce any covenant of the transferred franchise against the transferor which prohibits the transferor from engaging in any lawful occupation or enterprise, except for the enforcement of a contractual covenant against the transferor not to exploit the franchisor's trade secrets or intellectual property rights.

     e. The following occurrences shall not be considered transfers requiring the consent of the franchisor under a franchise agreement:

          1. The succession of ownership of a franchise upon the death or disability of a franchisee or the owner of a franchise, to the surviving spouse, heir or a partner active in the management of the franchisee.

          2.   Incorporation of a proprietorship franchisee.

          3. A transfer within an existing ownership group of a franchise provided that more than fifty percent of the franchise is held by persons who meet the franchisor's reasonable current qualifications for franchisees.

          4. A transfer of less than a controlling interest in the franchise to the franchisee's spouse or child or children, provided that more than fifty percent of the entire franchise is held by those who meet the franchisor's reasonable current qualifications.

          5. A transfer of less than a controlling interest in the franchise to an employee stock ownership plan, or employee incentive plan, provided that more than fifty percent of the entire franchise is held by those who meet the franchisor's reasonable current qualifications for franchisees.

          6. A grant or retention of a security interest in the franchised business or its assets, or an ownership interest in the franchisee.

     2. Chapter 523H imposes a requirement for good cause in terminations of franchises prior to the expiration date of the franchise agreement. Good cause is defined to be cause based upon a legitimate business reason, and includes the failure of a franchisee to comply with any material lawful requirement of the franchise agreement, provided that the termination by the franchisor is not arbitrary or capricious. Chapter 523H further provides that a franchisor may terminate a franchise upon written notice and without an opportunity to cure under the following circumstances:

          a. The franchisee or the business to which the franchise relates is declared bankrupt or judicially determined to be insolvent.

          b. All or a substantial part of the assets of the franchise or the business to which the franchise relates are assigned to or for the benefit of any creditor.

          c.   The franchisee voluntarily abandons the franchise.

          d. The franchisor and franchisee agree in writing to terminate the franchise.

          e. The franchisee knowingly makes any material misrepresentations or knowingly omits to state any material facts relating to the acquisition or ownership or operation of the franchise business.

          f. After three material breaches of a franchise agreement occurring within a twelve-month period, for which the franchisee has been given notice and an opportunity to cure, the franchisor may terminate upon any subsequent material breach within the twelve-month period without providing an opportunity to cure, provided the action is not arbitrary and capricious.

          g. The franchised business or business premises of the franchisee are lawfully seized, taken over, or foreclosed by a government authority or official.

          h. The franchisee is convicted of a felony or any other criminal misconduct which materially and adversely affects the operation, maintenance or goodwill of the franchise.

          i. The franchisee operates the franchised business in a manner that imminently endangers the public health and safety.

     3. Chapter 523H further provides that a franchisor shall not refuse to renew a franchise unless the franchisee has been notified of the franchisor's intent at least six months prior to the expiration date and one of the following circumstances exist:

          a. Good cause exists for termination (defined as "cause based on a legitimate business reason").

          b. The franchisor and franchisee agree not to renew the franchise.

          c. The franchisor completely withdraws from directly or indirectly distributing its products or services in the geographic market served by the franchisee.

     4. Chapter 523H further provides that if a franchisor develops, or grants to a franchisee the right to develop, a new outlet or location which sells essentially the same goods or services under the same trademark, service mark, trade name, logo type or other commercial symbol as an existing franchisee and the new outlet or location has an adverse effect on the gross sales of the existing franchisee's outlet or location, the existing adversely affected franchisee has a cause of action for monetary damages (limited to no more than three years of proven loss profits attributable to certain compensable sales), unless any of the following apply:

     (a) The franchisor has first offered the new outlet or location to the existing franchisee on the same basic terms and conditions available to the other potential franchisee, or, if the new outlet or location is to be owned by the franchisor, on the terms and conditions that would ordinarily be offered to a franchisee for a similarly situated outlet or location.

          (b) The adverse impact on the existing franchisee's annual gross sales, based on a comparison to the annual gross sales from the existing outlet or location during the twelve-month period immediately preceding the opening of the new outlet or location, is determined to have been less than five percent during the first twelve months of operation of the new outlet or location.

          (c) The existing franchisee, at the time the franchisor develops, or grants to a franchisee the right to develop, a new outlet or location is not in compliance with the franchisor's then current reasonable criteria for eligibility for a new franchise.

          (d) The franchisor has established that it has (i) a formal procedure for hearing and acting upon claims by an existing franchisee with regard to a decision by the franchisor to develop, or grant to a franchisee the right to develop, a new outlet or location prior to the opening of the same and (ii) a reasonable formal procedure for awarding compensation or other form of consideration to a franchisee to offset all or a portion of the franchisee's loss profits caused by the establishment of the new outlet or location.

     Chapter 523H was amended during the 1995 legislative session, but several significant ambiguities and concerns remain. As a result, the Company recently determined not to grant any new Iowa franchises until further amending legislation is enacted or other favorable court rulings are rendered. Until that time, the Company intends to take such further actions as its existing Iowa franchise agreements may permit. Such actions have included the continuation of a number of existing Iowa franchise agreements beyond their stated term on a year-to-year basis, to the extent provided in the franchise agreement, but without prejudice to the Company's other rights contained therein. It is the Company's position that such an extension does not represent a new "franchise" within the meaning of Chapter 523H, but there are no provisions in Chapter 523H which expressly so state, nor have there been any judicial rulings directly addressing that interpretation. To the extent such an extension is determined to constitute a new franchise subject to Chapter 523H, the legislation may preclude the enforcement of those provisions of the franchise agreement that conflict therewith.

                                                             EXHIBIT A


                      CASEY'S GENERAL STORES, INC.

                          7.38% SENIOR NOTE

                        Due December 28, 2020


                            ______________

     THIS NOTE MAY BE SUBJECT TO A HOME OFFICE PAYMENT AGREEMENT
AND ACCORDINGLY ANY PROSPECTIVE PURCHASER SHOULD FIRST VERIFY THE
UNPAID PRINCIPAL AMOUNT WITH THE COMPANY.

                            ______________


Registered Note No. R-___                           December 28, 1995
$__________


     CASEY'S GENERAL STORES, INC., an Iowa corporation (the "Company), for value received, hereby promises to pay to ____________________ or registered assigns, on the twenty-eighth day of December, 2020, the principal amount of ___________ Dollars ($__________) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of seven and thirty-eight hundredths percent (7.38%) per annum from the date hereof until maturity, payable semi-annually on the twenty-eighth day of each June and December in each year, commencing June 28, 1996, and at maturity, and to pay interest on overdue principal, premium and (to the extent legally enforceable) on any overdue installment of interest at the rate of nine and thirty-eight hundredths percent (9.38%) per annum after maturity or the due date thereof, whether by acceleration or otherwise, until paid. Payments of the principal of, the premium, if any, and interest on this Note shall be made in lawful money of the United States of America in the manner and at the place provided in Section 2.5 of the Note Agreement hereinafter defined.

     This Note is issued under and pursuant to the terms and provisions of a Note Agreement, dated as of December 1, 1995, entered into by the Company with the Purchaser named in Schedule
I thereto (the "Note Agreement"), and this Note and any holder hereof are entitled to all of the benefits and are bound by the terms provided for by such Note Agreement or referred to therein.
The provisions of the Note Agreement are incorporated in this Note to the same extent as if set forth at length herein.

     As provided in the Note Agreement, upon surrender of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like unpaid principal amount will be issued to, and registered in the name of, the transferee upon the payment of the taxes or other governmental charges, if any, that may be imposed in connection therewith. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made hereon and certain prepayments are required to be made hereon all in the events, on the terms and in the manner as provided in the Note Agreement. Such prepayments include certain required prepayments on June 28 and December 28 of each year beginning December 28, 2010 and ending June 28, 2020 and certain optional prepayments with a premium.

     Should the indebtedness represented by this Note or any part thereof be collected in any proceeding provided for in the Note Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all reasonable costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note and the Note Agreement are governed by and construed in accordance with the laws of the State of Iowa.


                    CASEY'S GENERAL STORES, INC.

                    By:----------------------------
                    Its:

                                                  EXHIBIT B


                          LEGAL OPINIONS


     A. The opinion of Gardner, Carton & Douglas, special counsel for the Purchaser, shall be to the effect that:

     1. The Company is a corporation organized and validly existing in good standing under the laws of the State of Iowa, with all requisite corporate power and authority to carry on its business as now conducted, to enter into and perform the Agreement and to issue and sell the Notes.

     2. The Agreement has been duly authorized by proper corporate action on the part of the Company, has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforcement of the Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed and delivered by an authorized officer of the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement of the Notes may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

     4. Based upon the representations set forth in the Agreement, the offering, sale and delivery of the Notes do not require the registration of the Notes under the Securities Act of 1933, as amended, nor the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     5. The issuance and sale of the Notes and compliance with the terms and provisions of the Notes and the Agreement will not conflict with or result in any breach of any of the provisions of the Certificate of Incorporation or By-Laws of the Company.

The opinion of Gardner, Carton & Douglas also shall state that the opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C., counsel for the Company, delivered to you pursuant to the Agreement, is satisfactory in form and scope to Gardner, Carton & Douglas, and, in their opinion, the Purchaser and it are justified in relying thereon and shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request. Gardner, Carton & Douglas may rely, as to matters of Iowa law, on the opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C.

     B.   The opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith
& Allbee, P.C., counsel for the Company, shall cover all matters specified in clauses 1 through 6 set forth above and also shall be to the effect that:

     1. The Company has full corporate power and authority to conduct the activities in which it is now engaged and own its property.

     2. Each Subsidiary of the Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and each has all requisite corporate power and authority to carry on its business as now conducted and own its property.

     3. Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of the business transacted by it or the character of its properties owned or leased makes such qualification or licensing necessary except where failure to so qualify would not, individually or in the aggregate, have a material adverse affect on its business, properties, or condition, financial or otherwise.

     4. No authorization, approval or consent of any governmental or regulatory body is necessary or required in connection with the lawful execution and delivery by the Company of the Agreement or the lawful offering, issuance and sale of the Notes, and no designation, filing, declaration, registration and/or qualification with any governmental authority is required by the Company in connection with such offer, issuance and sale.

     5. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreement will not conflict with, or result in any breach or violation of any of the provisions of, or constitute a default under, or result in the creation of any Lien on the property of the Company or any Subsidiary pursuant to, (i) the provisions of the Certificate of Incorporation or other charter document or by-laws of the Company or any Subsidiary or any loan agreement under which the Company or any Subsidiary is bound, or other agreement or instrument known to such counsel (after due inquiry) to which the Company or any Subsidiary is a party or by which any of them or their property is bound or (ii) any Iowa law (including usury laws) or regulation, order, writ, injunction or decree of any court or governmental authority applicable to the Company known to such counsel.

     6. There are no actions, suits or proceedings pending or, to the best of such counsel's knowledge after due inquiry, threatened against, or affecting the Company or its Subsidiaries, at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which are likely to result, either individually or in the aggregate, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     7. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly issued, are fully paid and nonassessable and, to the knowledge of such counsel, are owned by the Company free and clear of any Lien.

     8. The issuance of the Notes and the use of the proceeds of the sale of the Notes do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal
Reserve System (12 C.F.R., Chapter II).

     9. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal
Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment
Company Act of 1940, as amended.

The opinion of Ahlers, Cooney, Dorweiler, Haynie, Smith & Allbee, P.C. shall cover such other matters relating to the sale of the Notes as the Purchaser may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company and with respect to matters governed by the laws of any jurisdiction other than the United States of America and the State of Iowa, such counsel may rely upon the opinions of counsel deemed (and stated in their opinion to be deemed) by them to be competent and reliable.